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The information in this preliminary prospectus supplement and accompanying prospectus is not complete and may be changed. A registration statement relating to these securities is effective under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and neither the issuer nor any guarantor is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-134415
A filing fee of $18,725, calculated in accordance with Rule 457(r), has been transmitted to the SEC in connection with the securities offered by means of this prospectus supplement.

Subject to completion, dated June 2, 2006

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 24, 2006)

$175,000,000

% Senior Subordinated Notes due 2016

Interline Brands, Inc., a New Jersey corporation, or the "Issuer," is offering $175.0 million of its            % Senior Subordinated Notes due 2016. The notes will be guaranteed by Interline Brands, Inc., a Delaware corporation, or "Interline Delaware" (NYSE: IBI), and sole shareholder of the Issuer. The notes will also be guaranteed by the Issuer's existing and future domestic subsidiaries that guarantee our credit facility.

Interest is payable on the notes on                        and                         of each year beginning on                        , 2006. The notes will mature on                        , 2016. The notes may be redeemed prior to                        , 2011 at a redemption price equal to the "make whole" amount set forth in this prospectus supplement. After                        , 2011, the notes may also be redeemed at the prices set forth in this prospectus supplement. In addition, prior to                        , 2009, the Issuer may redeem up to 35% of the notes from the proceeds of certain equity offerings. Redemption prices are set forth under "Description of the Notes—Optional Redemption."

The notes will be unsecured senior subordinated obligations of the Issuer and will rank (i) junior in right of payment to existing and future senior indebtedness of the Issuer, (ii) equally in right of payment to all unsecured senior subordinated indebtedness of the Issuer and (iii) senior in right of payment to all future indebtedness of the Issuer that expressly provides for its subordination to the notes.

Investing in the senior subordinated notes involves risks. See "Risk Factors" beginning on page S-12 of this prospectus supplement.

	Per Note	Total
Public offering price	%	$
Underwriting discount	%	$
Proceeds, before expenses, to the Issuer	%	$

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through The Depository Trust Company on or about June     , 2006.

Joint Book-Running Managers

LEHMAN BROTHERS	JPMORGAN

CREDIT SUISSE
BANC OF AMERICA SECURITIES LLC	SUNTRUST ROBINSON HUMPHREY	WACHOVIA SECURITIES

The date of this prospectus supplement is June    , 2006.

TABLE OF CONTENTS

Prospectus Supplement

About this Prospectus Supplement	ii
Where You Can Find More Information	ii
Incorporation of Certain Documents by Reference	ii
Forward-Looking Statements	iii
Market and Industry Data	v
Summary	S-1
Risk Factors	S-12
Use of Proceeds	S-19
Capitalization	S-21
Description of Indebtedness	S-22
Description of the Notes	S-25
Certain United States Federal Income Tax Considerations	S-74
Underwriting	S-78
Legal Matters	S-79
Prospectus
About this Prospectus	1
Where You Can Find More Information	1
Incorporation By Reference	2
The Companies	3
Risk Factors	4
Forward-Looking Statements	13
Use of Proceeds	14
Ratio of Earnings To Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends	15
Description of Capital Stock of Interline Brands	16
Description of Depositary Shares of Interline Brands	20
Description of Debt Securities of Interline Brands	21
Description of Warrants of Interline Brands	31
Description of Purchase Contracts of Interline Brands	32
Description of Units of Interline Brands	33
Description of Debt Securities of Interline New Jersey	34
Description of Guarantees	43
Plan of Distribution	44
Legal Matters	44
Experts	44

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the headings "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference."

        If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See "Incorporation of Certain Documents By Reference."

WHERE YOU CAN FIND MORE INFORMATION

        Relevant financial information of the Issuer is included in annual, quarterly and special reports, proxy statements and other information that Interline Delaware files with the Securities and Exchange Commission, or the SEC.

        You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Interline Delaware's SEC filings are also available to you on the SEC's website at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, NY 10005, on which Interline Delaware's common stock is listed.

        This prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Subsequent to this offering, the Issuer will not be required to file information with the SEC. Relevant financial information is included in filings of Interline Delaware. The SEC allows the "incorporation by reference" of the information filed by Interline Delaware with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

        This prospectus supplement incorporates by reference the documents listed below that Interline Delaware has previously filed or will file with the SEC (File No. 001-32380). These documents contain important information about the Issuer:

  •
  Interline Delaware's Annual Report on Form 10-K for the fiscal year ended December 30, 2005;

  •
  Interline Delaware's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006;

  •
  Interline Delaware's Current Reports on Form 8-K filed with the SEC on March 17, 2006, May 15, 2006, May 30, 2006 and May 31, 2006; and

  •
  All other documents filed by Interline Delaware pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering.

        You should rely only on the information contained in this document or that information to which this prospectus supplement and the accompanying prospectus has referred you by reference. Neither Interline Delaware nor the Issuer has authorized anyone to provide you with any additional information.

        Any statement contained in this prospectus supplement and the accompanying prospectus or a document incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or any other subsequently filed document that is incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

        You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus from the SEC on its website (http://www.sec.gov). You can also obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference into the registration statement), by requesting them in writing or by telephone at the following address:

Interline Brands, Inc.
801 West Bay Street
Jacksonville, Florida 32204
Telephone: (904) 421 1400
Attention: Corporate Secretary

        Except as provided above, no other information, including information on our web site, is incorporated by reference into this prospectus supplement and the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "may," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus supplement and the accompanying prospectus or our filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

  •
  the failure to close the American Sanitary acquisition and realize expected benefits from the transaction and obtaining debt financing on favorable terms;

  •
  material facilities and systems disruptions and shutdowns;

  •
  the highly competitive nature of the maintenance, repair and operations distribution industry;

  •
  economic slowdowns;

  •
  general market conditions;

  •
  our ability to purchase products from suppliers on favorable terms;

  •
  the length of our supply chains;

  •
  fluctuations in the cost of raw materials and fuel prices;

  •
  currency exchange rates;

  •
  the loss of significant customers;

  •
  our ability to accurately predict market trends;

  •
  product cost and price fluctuations due to market conditions;

  •
  failure to locate, acquire and successfully integrate acquisition candidates;

  •
  dependence on key employees;

  •
  our inability to protect trademarks;

  •
  adverse publicity and litigation;

  •
  our level of debt;

  •
  interest rate fluctuations;

  •
  future cash flows;

  •
  changes in consumer preferences;

  •
  labor and benefit costs; and

  •
  the other factors described under "Risk Factors" and elsewhere in this prospectus supplement and the accompanying prospectus.

        You should keep in mind that any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus, in our filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus supplement and the accompanying prospectus, in our filings with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, or elsewhere might not occur. Notwithstanding the foregoing, all information contained in this prospectus supplement and the accompanying prospectus is materially accurate as of the date of this prospectus supplement.

MARKET AND INDUSTRY DATA

        The market, industry or similar data presented herein or incorporated by reference herein are based upon estimates by our management, using various third party sources where available. While management believes that such estimates are reasonable and reliable, in certain cases such estimates cannot be verified by information available from independent sources. While we are not aware of any misstatements regarding any market, industry or similar data presented herein or incorporated by reference herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Forward-Looking Statements" and "Risk Factors" in this prospectus supplement and the accompanying prospectus.

v

SUMMARY

        This summary provides an overview of selected information and does not contain all the information you should consider. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the sections of this prospectus supplement and the accompanying prospectus entitled "Risk Factors," and the financial data and other information contained in Interline Delaware's Annual Report on Form 10-K for the year ended December 30, 2005 and Interline Delaware's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

        Unless the context otherwise requires, in this prospectus supplement, (i) the "Issuer" refers to Interline Brands, Inc., a New Jersey corporation and the issuer of the notes; (ii) "Interline Delaware" refers to Interline Brands, Inc., a Delaware corporation, the parent corporation of the Issuer and a guarantor of the notes; (iii) the "Company," "Interline Brands," "we," "us" and "our" refer to Interline Delaware and its consolidated subsidiaries, including the Issuer; and (iv) the "American Sanitary Acquisition" refers to our proposed acquisition of substantially all of the assets of American Sanitary Incorporated, which we refer to as "American Sanitary." References to the "Transactions" refer to the transactions described below under "The Transactions." The completion of the offering of notes is conditioned upon the closing of a new credit facility or an amendment to the Issuer's existing credit facility to permit the offering of the notes and certain related transactions, but is not conditioned upon the completion of the American Sanitary Acquisition.

Business

        We are a leading national distributor and direct marketer of specialty MRO (maintenance, repair and operations) products. We stock over 50,000 plumbing, electrical, hardware, security hardware, HVAC (heating, ventilation and air conditioning) and other MRO products and sell to approximately 160,000 active customer accounts. Our products are primarily used for the repair, maintenance, remodeling and refurbishment of properties and non-industrial facilities. We are able to realize higher operating margins by focusing on repair, maintenance, remodeling and refurbishment customers, who generally make smaller, more frequent purchases and require high levels of service. Our diverse customer base includes facilities maintenance customers, which consist of multi-family housing, educational, lodging and health care facilities; professional contractors who primarily repair and maintain properties and non-industrial facilities; and specialty distributors, including plumbing and hardware retailers. Our customers range in size from individual contractors and independent hardware stores to apartment management companies and national purchasing groups. For the year ended December 30, 2005, we generated net sales of $851.9 million, net income of $28.8 million and Adjusted EBITDA of $96.6 million. For the three months ended March 31, 2006, we generated net sales of $224.7 million, net income of $8.4 million and Adjusted EBITDA of $24.2 million.

        The following charts illustrate the customers we serve and the net sales contribution of our product offerings for the year ended December 30, 2005:

Net Sales—By Customer Type	Net Sales—By Product Offering

        We market and sell our products primarily through nine distinct and targeted brands, each of which is nationally recognized in the markets we serve for providing premium products at competitive prices with reliable same-day or next-day delivery. The Wilmar, Sexauer and Maintenance USA brands generally serve our facilities maintenance customers; the Barnett, U.S. Lock, Sun Star and Copperfield brands generally serve our professional contractor customers; and the Hardware Express and AF Lighting brands generally serve our specialty distributor customers. Our multi-brand operating model, which we believe is unique in the industry, allows us to use a single platform to deliver tailored products and services to meet the individual needs of each respective customer group served. We reach our markets using a variety of sales channels, including a sales force of approximately 400 field sales representatives, over 370 telesales and customer service representatives, a direct marketing program of approximately five million pieces annually, brand-specific websites and a national accounts sales program. We deliver our products through our network of 53 regional distribution centers and 22 professional contractor showrooms located throughout the United States and Canada, a national distribution center, or NDC, in Nashville, Tennessee, 15 vendor managed inventory locations at large professional contractor customer locations and a dedicated fleet of trucks. Our broad distribution network allows us the ability to provide reliable, same-day or next-day delivery service to 98% of the U.S. population.

        Our common information technology and logistics platform supports our major business functions, allowing us to market and sell our products at varying price points depending on the customer's service requirements. While we market our products under a variety of branded catalogs, generally our brands draw from the same inventory within common distribution centers and share associated employee and transportation costs. In addition, we have centralized marketing, purchasing and catalog production operations to support our brands. We believe that our common information technology and logistics platform also benefits our customers by allowing us to offer a broad product selection at highly competitive prices while maintaining the unique customer appeal of each of our targeted brands. Overall, our common operating platform has enabled us to improve customer service, maintain lower operating costs, efficiently manage working capital and support our growth initiatives.

The Issuer

        The Issuer, a New Jersey corporation incorporated in 1978, is the sole operating subsidiary of Interline Delaware. The Issuer is the issuer of the notes being offered hereby.

The Transactions

        American Sanitary Acquisition.    On May 23, 2006, the Issuer entered into a definitive agreement to acquire substantially all of the assets of American Sanitary, a leading national distributor and direct marketer of janitorial and sanitary supplies, for a cash purchase price of $127.5 million, subject to working capital and other closing adjustments. American Sanitary is one of the largest national distributors in the $23 billion U.S. janitorial and sanitary maintenance supply industry. American Sanitary holds leading market share in many of its end markets and geographic regions and the business we are acquiring offers over 40,000 products to more than 44,000 customers from 43 locations in 39 states. Its primary end markets are institutional facilities, such as schools and universities, health care, lodging and government properties, as well as professional cleaning contractors. For the twelve month period ended March 31, 2006, based on unaudited financial information provided to us by American Sanitary, we estimate that the operations we intend to acquire generated sales and EBITDA of $245.2 million and $16.9 million, respectively. The completion of the offering of notes is not conditioned upon the completion of the American Sanitary Acquisition.

        The New Credit Facility.    Simultaneously with the closing of this offering, we expect to enter into a new $355.0 million bank credit facility consisting of $255.0 million of term loans (including a $130.0 million delayed draw term loan) and a $100.0 million revolving credit facility. The delayed draw term loan will be available solely to fund the American Sanitary Acquisition and the fees and expenses related to the Acquisition. The new credit facility is expected to extend the maturity of our indebtedness, to lower applicable margins on interest rates under our bank debt and to revise the existing restrictive covenants. The completion of the offering of notes is conditioned upon the closing of the new credit facility or an amendment to our existing credit facility to permit the offering of the notes. See "Description of Indebtedness—New Credit Facility" for a more detailed description of the new credit facility.

        Tender Offer and Consent Solicitation.    On May 23, 2006, the Issuer commenced a cash tender offer for any and all of its outstanding 11 1/2% senior subordinated notes due 2011, which we refer to as the existing notes. In conjunction with the tender offer, the Issuer is soliciting the consent of holders of a majority in aggregate principal amount of the existing notes to eliminate substantially all of the covenants and certain events of default under the indenture for the existing notes. The total consideration for each $1,000 principal amount of the existing notes validly tendered pursuant to the tender offer and not validly withdrawn prior to the consent date for the solicitation is equal to the sum of (a) the present value on the assumed early settlement date (expected to be June 23, 2006) of $1,057.50 per $1,000 principal amount of the existing notes, representing the amount at which the Issuer optionally may redeem the existing notes on May 15, 2007, plus (b) the present value on the assumed early settlement date of the interest that would be payable on, or accrue from, the last interest payment date until May 15, 2007 determined on the basis of a yield to May 15, 2007 equal to the sum of (x) the bid-side yield on the 4.375% U.S. Treasury Note due May 15, 2007 as calculated by the dealer managers in accordance with standard market practice, as of 2:00 p.m., Eastern Time, on the second business day following the consent date, plus (y) 50 basis points, minus (c) accrued and unpaid interest with respect to the existing notes from the last interest payment date through, but excluding, the applicable settlement date. All existing notes accepted for payment will (subject to the terms and conditions of the tender offer) also receive accrued and unpaid interest to, but excluding, the applicable settlement date on the tendered existing notes.

        We intend to use the proceeds from this offering, together with borrowings under the new credit facility, to repay the indebtedness under our existing credit facility, to purchase the existing notes in the tender offer, to finance the American Sanitary Acquisition and to pay fees and expenses. We refer collectively to the transactions described above, including the offering of the notes, as the "Transactions" and refer to the Transactions other than the American Sanitary Acquisition and its financing under the $130.0 million delayed draw term loan as the "Refinancing Transactions."

        Assuming that 100% of the existing notes are purchased in the tender offer at a purchase price equal to 110.64% of their principal amount on June 23, 2006, we estimate that we will incur a loss on early extinguishment of debt of approximately $21.0 million related to the Refinancing Transactions in the second quarter of 2006, consisting of $13.8 million in tender premiums and a $7.2 million write-off of deferred financing costs associated with the Refinancing Transactions.

Competitive Strengths

        We believe our competitive strengths include:

  •
  Unique Operating Model and Brand Marketing Strategy. We have developed targeted product and service offerings for each of our nine major brands, which focus on specific customer end markets. Our customer-centric marketing strategy includes the flexibility to provide multiple service and delivery options at varying price levels. By targeting varied customer end markets, we have developed a diverse customer base of over 160,000 active accounts, with the top ten customers accounting for approximately 8.0% of our sales in 2005.

  •
  Highly Integrated, Industry Leading Information Technology and Logistics Platform. We operate a sophisticated information technology and logistics platform supporting our major business functions across our brands; allowing us to manage customer relationships and to track and efficiently distribute thousands of products; enabling us to achieve significant operating and financial efficiencies; and providing us with a springboard to pursue our strategic growth initiatives without substantial incremental investment in our platform. Our common operating platform also plays an essential role in the successful integration of our acquisitions, as migration of the systems and business functions of acquired companies to our operating platform results in operational efficiencies and cost savings.

  •
  National Scope with Local Market Presence and Superior Customer Service. We have a network of 53 regional distribution centers, 22 professional contractor showrooms, 15 vendor managed inventory locations and a national distribution center (NDC) strategically located to serve the largest metropolitan areas throughout the United States and Canada, enabling us to provide reliable, same-day or next-day delivery service to over 98% of the U.S. population.

  •
  Leading Domestic and Proprietary Product Lines. We offer over 50,000 MRO products, including well-recognized product lines as well as a number of high quality, private label product lines. Since our private label products are typically less expensive for us to purchase from suppliers, we are able to improve our profit margin with the sale of these products, despite the fact that we sell them to our customers at a discount to our non-private label product offerings. Our experience in Asia, which spans two decades, and our relationships with leading manufacturers are additional strategic advantages that help us to execute our proprietary private label strategy.

  •
  Strong Cash Flow Generation. Our profitable operating results and focus on working capital management have been important factors in our strong cash flow generation. A scaleable operating platform permits sales volume increases with relatively modest increases in capital expenditures. Our annual capital expenditures as a percentage of net sales average below 1%. Our strong focus on working capital management allows us reduce working capital requirements during economic downturns and aggressively manage working capital investment during periods of economic growth.

  •
  Stable End Markets. We focus our sales efforts in the MRO segment of the distribution industry. By focusing on the sale of products used for the repair, maintenance, remodeling and refurbishment of properties and non-industrial facilities, we experience lower sales cyclicality and volatility than a non-MRO distributor. Additionally, our products are often used by our customers for projects that require immediate attention and result in expenditures that tend to be non-discretionary in nature.

  •
  Strong, Experienced Management Team. We have assembled an experienced, successful senior management team, whose members have held executive positions in some of the nation's leading distribution companies. The members of our senior management team average over 20 years of industry experience.

Strategy

        Our objective is to become the leading supplier of MRO products to our three principal end markets: facilities maintenance, professional contractor and specialty distributor. In pursuing this objective, we plan to increase our net sales, earnings and return on invested capital by capitalizing on our information technology and logistics platform to successfully execute our operating efficiency, organic growth, geographic expansion, and strategic acquisition initiatives.

  •
  Increased Operating Efficiencies. We will continue to focus on enhancing our operating efficiency, which will increase profitability, improve our cash conversion cycle and increase our return on invested capital.

  •
  Organic Growth Initiatives. We seek to further penetrate the markets we serve and expand into new product areas by utilizing and expanding a number of our already successful marketing strategies, including: expanding our national accounts program, increasing customer use of our supply chain management services, continuing to develop proprietary products under our private label brands, and selectively adding new products and new categories to our various brand offerings.

  •
  Geographic Expansion Opportunities. We believe we can further penetrate the markets we serve and expand into new markets, including through increasing the number of our field sales and telesales territories to serve additional sales regions and other initiatives.

  •
  Selected Strategic Acquisitions. We will continue to maintain a disciplined acquisition strategy of adding new customers in currently served markets and pursuing acquisitions of established brands in new markets in an effort to leverage our operating infrastructure. Our acquisition of Copperfield in July 2005 and the announcement on May 23, 2006 of our intent to acquire American Sanitary demonstrate our ability to identify companies that meet our selective criteria.

Industry and Market Overview

        The MRO distribution industry is approximately $300 billion in size according to a U.S. Bancorp—Piper Jaffray Research Report and encompasses the supply of a wide range of products, including plumbing and electrical supplies, hand-tools, janitorial supplies, safety equipment and many other categories. Customers served by the MRO distribution industry include heavy industrial manufacturers that use MRO supplies for the repair and overhaul of production equipment and machinery; owners and managers of facilities such as apartment complexes, office buildings, schools, hotels and hospitals that use MRO supplies largely for maintenance, repair and refurbishment; and professional contractors.

        Within the MRO distribution industry, we focus on serving customers in three principal end markets: facilities maintenance, professional contractors and specialty distributors. Our customers are primarily engaged in the repair, maintenance, remodeling and refurbishment of properties and non-industrial facilities, as opposed to new construction projects or the maintenance of heavy industrial facilities and machinery. Our facilities maintenance customers are individuals and entities responsible for the maintenance and repair of various commercial properties, including apartment buildings, schools, hotels and health care facilities. Our professional contractor customers buy our products to provide plumbing, electrical, HVAC and mechanical services to their residential and commercial customers. Our specialty distributor customers consist primarily of hardware stores and small plumbing and electrical distributors that purchase our products for resale.

The Offering

Issuer	Interline Brands, Inc., a New Jersey Corporation.
Notes Offered	$175,000,000 in aggregate principal amount of % senior subordinated notes due 2016.
Maturity Date	, 2016.
Interest Rate	% per year.
Interest Payment Dates	and of each year, commencing , 2006.
Guarantees	The payment of principal, premium and interest on the notes will be guaranteed, jointly and severally and on a senior subordinated basis by Interline Delaware and the Issuer's existing and future domestic subsidiaries that guarantee our credit facility. The notes will not be guaranteed by any of the Issuer's foreign subsidiaries.
Ranking	The notes will be unsecured senior subordinated obligations of the Issuer and will rank:
	•	junior in right of payment to all of existing and future senior indebtedness of the Issuer;
	•	equally in right of payment to all unsecured senior subordinated indebtedness of the Issuer; and
	•	senior in right of payment to all future indebtedness of the Issuer that expressly provides for its subordination to the notes.
The guarantee of Interline Delaware will be an unsecured senior subordinated obligation of Interline Delaware and will rank:
	•	junior in right of payment to all of existing and future senior indebtedness of Interline Delaware;
	•	equally in right of payment to all unsecured senior subordinated indebtedness of Interline Delaware; and
	•	senior in right of payment to all future indebtedness of Interline Delaware that expressly provides for its subordination to Interline Delaware's guarantee.
The subsidiary guarantee of each subsidiary guarantor will be such subsidiary guarantor's unsecured senior subordinated obligation and will rank:
	•	junior in right of payment to any of such subsidiary guarantor's existing and future senior indebtedness;
	•	equally in right of payment to all of such subsidiary guarantor's existing and future senior subordinated indebtedness; and
	•	senior in right of payment to all of such subsidiary guarantor's future indebtedness that expressly provides for its subordination to such subsidiary guarantor's subsidiary guarantee.

As of March 31, 2006, on a pro forma basis after giving effect to the Transactions,
	•	we would have had outstanding senior indebtedness of $255.0 million (excluding outstanding letters of credit), all of which was secured indebtedness; and
	•	we would have had no outstanding senior subordinated indebtedness, other than the notes, and $3.3 million of subordinated indebtedness junior in right of payment to the notes.
As of March 31, 2006, on a pro forma basis after giving effect to the Refinancing Transactions only,
	•	we would have had outstanding senior indebtedness of $125.0 million (excluding outstanding letters of credit), all of which was secured indebtedness; and
	•	we would have had no outstanding senior subordinated indebtedness, other than the notes, and $3.3 million of subordinated indebtedness junior in right of payment to the notes.
Optional Redemption	Prior to , 2009, the Issuer may redeem up to 35% of the original aggregate principal amount of the notes with the net proceeds of certain equity offerings, provided that:
	•	at least 65% of the original aggregate principal amount of the notes remains outstanding after the redemption; and
	•	each redemption occurs within 90 days after the date of consummation of the related equity offering.
Prior to , 2011, the Issuer may redeem some or all of the notes at a price equal to 100% of the principal amount plus accrued and unpaid interest plus a "make whole" premium as set forth under "Description of the Notes—Optional Redemption." On or after , 2011, the Issuer may redeem some or all of the notes at the redemption prices described in the section "Description of the Notes—Optional Redemption."
Change of Control	Upon the occurrence of specified change of control events, the Issuer will be required to make an offer to repurchase all of the notes. The purchase price will be 101% of the outstanding principal amount of the notes, plus accrued and unpaid interest to the date of repurchase. See "Description of the Notes—Change of Control." The Issuer's ability to complete the change of control may be limited by the terms of the Issuer's new credit facility or other indebtedness of the Issuer or Interline Delaware.

Certain Covenants	The notes will be issued under an indenture among Interline Delaware, the Issuer, the subsidiary guarantors and the trustee, as supplemented by a supplemental indenture to provide for the terms of the notes (the "Note Indenture"). The Note Indenture, among other things, will limit the ability of the Issuer and the Issuer's restricted subsidiaries' ability to:
	•	incur additional debt;
	•	pay dividends on our capital stock or redeem, repurchase or retire our capital stock or subordinated indebtedness;
	•	make certain investments;
	•	create restrictions on the payment of dividends or other amounts from our restricted subsidiaries;
	•	engage in certain transactions with affiliates;
	•	sell assets, including capital stock of our subsidiaries; and
	•	consolidate, merge or transfer assets.
Each of the covenants is subject to a number of important exceptions and qualifications, which are described under "Description of the Notes—Material Covenants." The restrictive covenants generally do not restrict Interline Delaware or any future subsidiaries of Interline Delaware that are not also subsidiaries of the Issuer.
Use of Proceeds	The proceeds of this offering, net of fees and expenses, are expected to be approximately $169.5 million. We intend to use the proceeds from this offering, together with borrowings under the new credit facility, to repay the indebtedness under our existing credit facility, to purchase the existing notes in the tender offer, to finance the American Sanitary Acquisition and to pay fees and expenses. If we do not close the American Sanitary Acquisition, we intend to use the net proceeds from this offering to repurchase the existing notes in the tender offer, repay a portion of our indebtedness under the new credit facility or existing credit facility and pay transaction fees and expenses. See "Use of Proceeds."

Risk Factors

        Prospective investors are urged to read the information set forth under the caption "Risk Factors" in this prospectus supplement and in the accompanying prospectus for a discussion of certain risks associated with an investment in the notes.

Corporate Information

        Our principal executive office is located at 801 West Bay Street, Jacksonville, FL 32004 and our telephone number is (904) 384-6530. We also maintain a website at www.interlinebrands.com. The information on our website is not part of this prospectus supplement.

Summary Historical Consolidated Financial Data

        The table below sets forth certain of Interline Delaware's historical consolidated financial data as of and for each of the periods indicated. The financial information as of December 31, 2004 and December 30, 2005 and for the three fiscal years ended December 30, 2005 is derived from Interline Delaware's audited consolidated financial statements, which are incorporated in this prospectus supplement and the accompanying prospectus by reference to Interline Delaware's Annual Report on Form 10-K for the fiscal year ended December 30, 2005. The consolidated historical financial information as of and for the three month periods ended April 1, 2005 and March 31, 2006 is derived from Interline Delaware's unaudited consolidated financial statements, which are incorporated in this prospectus supplement and the accompanying prospectus by reference to Interline Delaware's Quarterly Report on Form 10-Q for the three months ended March 31, 2006. In our opinion, such unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The results for the three months ended March 31, 2006 are not necessarily indicative of the results to be achieved for current fiscal year or any other future period.

        The data below should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Interline Delaware's consolidated financial statements and the notes thereto, which are incorporated in this prospectus supplement by reference.

	Fiscal Year Ended (1)			Three Months Ended
	December 26, 2003	December 31, 2004	December 30, 2005	April 1, 2005	March 31, 2006
	(in thousands except share and per share data)
Statement of Operations Data:
Net sales	$640,138	$743,905	$851,928	$196,491	$224,674
Gross profit	244,244	285,389	325,594	75,486	85,708
Selling, general and administrative expenses	171,091	202,084	229,595	53,740	61,678
Depreciation and amortization	10,949	12,600	13,049	3,117	3,445
IPO and secondary offering related expenses	—	9,215	932	—	—
Special costs and expenses(2)	607	—	—	—	—

Operating income	61,597	61,490	82,018	18,629	20,585
Changes in fair value of interest rate swaps	5,272	8,232	—	—	—
Loss on extinguishment of debt	(14,893)	(660)	(10,340)	(10,340)	—
Interest expense, net	(40,317)	(39,798)	(25,183)	(6,150)	(6,892)
Other income	40	454	639	168	126
Provision for income taxes	4,547	11,617	18,335	914	5,378

Net income	7,152	18,101	28,799	1,393	8,441
Preferred stock dividends	(48,623)	(54,389)	—	—	—

Net (loss) income applicable to common stockholders	$(41,471)	$(36,288)	$28,799	$1,393	$8,441

Earnings Per Share Data:
(Loss) earnings per common share:
Basic	$(632.74)	$(25.21)	$0.90	$0.04	$0.26
Diluted	(632.74)	(25.21)	0.89	0.04	0.26
Weighted average shares outstanding, in thousands:
Basic	65,540	1,439,322	32,004,007	31,917,175	32,091,133
Diluted	65,540	1,439,322	32,443,772	32,313,188	32,584,503
Other Financial Data:
Adjusted EBITDA(3)	$72,586	$83,759	$96,638	$21,914	$24,156
Capital expenditures	4,556	6,763	7,920	1,543	1,527
Capital expenditures as a percentage of net sales	0.7%	0.9%	0.9%	0.8%	0.7%

	As of
	December 31, 2004	December 30, 2005	March 31, 2006
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$69,178	$2,958	$16,712
Working capital	253,352	208,169	218,340
Total assets	673,380	705,769	718,962
Total debt(4)	303,275	285,075	281,725
Stockholders' equity	252,899	284,542	293,454

(1)
Fiscal year ended December 2004 was a 53 week year. All other years contain 52 weeks.

(2)
Special costs and expenses consist of costs associated with acquisition and recapitalization activities, including integration and assimilation expenses, severance payments and transaction fees and expenses.

(3)
Adjusted EBITDA represents net income plus interest expense, change in fair value of interest rate swaps, loss on extinguishment of debt, IPO and secondary offering related expenses, provision for income taxes and depreciation and amortization. Adjusted EBITDA differs from earnings before interest, taxes, depreciation and amortization, or EBITDA, and may not be comparable to EBITDA or Adjusted EBITDA as reported by other companies. The computation of Adjusted EBITDA is as follows:

	Fiscal Year Ended			Three Months Ended
	December 26, 2003	December 31, 2004	December 30, 2005	April 1, 2005	March 31, 2006
	(in thousands)
Net income	$7,152	$18,101	$28,799	$1,393	$8,441
Interest expense, net	40,317	39,798	25,183	6,150	6,892
Change in fair value of interest rate swaps	(5,272)	(8,232)	—	—	—
Loss on extinguishment of debt	14,893	660	10,340	10,340	—
IPO and secondary offering related expenses	—	9,215	932	—	—
Provision for income taxes	4,547	11,617	18,335	914	5,378
Depreciation and amortization	10,949	12,600	13,049	3,117	3,445

Adjusted EBITDA	$72,586	$83,759	$96,638	$21,914	$24,156

Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors as it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments and as one of the target elements in our compensation incentive programs. Adjusted EBITDA excludes certain items, including change in fair value of interest rate swaps, loss on extinguishment of debt and IPO and secondary offering related expenses, that we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles, or GAAP.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

  •
  Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

  •
  Adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs; and

    •
    Our calculation of Adjusted EBITDA may differ from the EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross profit.

(4)
Total debt represents the amount of our short-term debt and long-term debt.

RISK FACTORS

        Before purchasing the notes offered pursuant to this prospectus supplement, you should carefully consider the risk factors set forth below as well as the risk factors set forth beginning on page 4 of the accompanying prospectus and other information contained or incorporated by reference in this prospectus supplement. The risks described below and in the accompanying prospectus are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations.

Risks Relating to Our Business

Fluctuations in the cost of raw materials, fuel prices or in currency exchange rates could significantly reduce our revenues and profitability.

        As a distributor of manufactured products, our profitability is tied to the prices we pay to the manufacturers from which we purchase our products and to the cost of transporting the products to us and our customers. The price that our suppliers charge us for our products is dependent in part upon the availability and cost of the raw materials used to produce those products. Such raw materials are often subject to price fluctuations, frequently due to factors beyond our control, including changes in supply and demand, general U.S. and international economic conditions, labor costs, competition and government regulations. Increases in the cost of raw materials, such as copper, have occurred in the past and adversely impacted our operating results. Transportation prices are significantly dependent on fuel prices, which generally change due to factors beyond our control, such as changes in worldwide demand, disruptions in supply, changes in the political climate in the Middle East and other regions and changes in government regulations. Fluctuations in raw materials and fuel prices may increase our costs and significantly reduce our revenues and profitability.

        A significant decline in raw materials, fuel and transportation costs may also adversely affect us. During the last three years, the cost of our products has increased materially because of raw materials, fuel and transportation cost increases and other demand factors. During this period, a significant portion of our sales growth has resulted from our price increases related to these increased costs. To the extent the costs of products decrease, the prices we charge for our products may correspondingly decrease, adversely affecting our revenues and profitability.

        In addition, many of our suppliers price their products in currencies other than the U.S. dollar or incur costs of production in non-U.S. currencies. Accordingly, depreciation of the U.S. dollar against foreign currencies could increase the price we pay for these products. For example, a substantial portion of our products are sourced from suppliers in China. On July 21, 2005, the People's Bank of China announced that the Yuan will no longer be pegged to the U.S. dollar, but will be allowed to float in a band (and, to a limited extent, increase in value) against a basket of foreign currencies, a move that increases the risk that Chinese-sourced products could become more expensive for us. Adverse currency fluctuations have occurred in the past and have impacted our operating results. If currency fluctuations occur in the future and were prolonged, our revenues and profitability could be significantly diminished.

        For other risks relating to our business, see "Risk Factors—Risks Relating to Our Business" in the accompanying prospectus.

Risks Relating to the American Sanitary Acquisition

The offering of the notes is not conditional upon closing the American Sanitary Acquisition and if we fail to close the acquisition, we will not receive the benefits of the proposed acquisition and will have fewer assets and less revenue to service our indebtedness.

        The offering of the notes is not conditional upon the successful closing of the American Sanitary Acquisition. If the transaction does not close, we will not realize the expected benefits of the acquisition, including our expansion into the janitorial and sanitary supplies market, the expected growth opportunities and any cost savings. Also, if we fail to close the acquisition, we will have less debt but also less revenue and fewer assets to service our indebtedness.

We cannot assure you that American Sanitary will be successfully integrated by us.

        If we cannot successfully integrate the operations of American Sanitary with our existing operations, we may experience material negative consequences to our business, financial condition or results of operations. The integration of companies that have previously been operated separately involves a number of risks, including, but not limited to:

  •
  demands on management related to the increase in our size after the American Sanitary Acquisition;

  •
  the diversion of management's attention from the management of daily operations to the integration of operations;

  •
  difficulties in the assimilation and retention of employees;

  •
  difficulties in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal accounting controls, procedures and policies; and

  •
  expenses of any undisclosed or potential legal liabilities.

        Prior to the proposed acquisition, American Sanitary and Interline Brands operated as separate entities. We may not be able to maintain the levels of revenue, earnings or operating efficiency that each entity had achieved or might achieve separately. Successful integration of American Sanitary's operations will depend on our ability to manage those operations, realize opportunities for revenue growth presented by strengthened product offerings and, to some degree, to eliminate redundant and excess costs.

This prospectus supplement contains limited financial information regarding the operations of American Sanitary. Because the historical financial information of Interline Delaware incorporated by reference or included elsewhere in this prospectus supplement will not be representative of our results as a combined company or capital structure after the acquisition, you have limited financial information on which to make your investment decision.

        Interline Brands and American Sanitary operated separately prior to the acquisition. We have no history as a combined entity and our operations have not previously been managed on a combined basis. This prospectus supplement contains only limited financial information regarding the operations of American Sanitary. Under SEC rules and regulations, we are not required to present separate financial statements for American Sanitary or pro forma financial statements giving effect to the American Sanitary Acquisition. The historical financial statements of Interline Delaware incorporated by reference in this prospectus supplement and the limited financial information regarding the operations of American Sanitary presented in this prospectus supplement do not reflect what our results of operations, financial position and cash flows would have been had we operated on a combined basis and may not be indicative of what our results of operations, financial position and cash flows will be in the future. As a result, you have limited financial information on which to make your investment decision.

Risks Relating to our Indebtedness

Our indebtedness will limit our ability to obtain additional financing and to react to changes in our business or industry or may otherwise affect our ability to satisfy our obligations with respect to the notes.

        As of March 31, 2006, on a pro forma basis to reflect the Transactions as if they had occurred on such date, our total indebtedness was $433.3 million (excluding outstanding letters of credit) (or $303.3 million giving effect only to the Refinancing Transactions). On that date, after giving effect to outstanding letters of credit, we would have had approximately $87.4 million in additional revolving loan availability under our new $100.0 million revolving loan facility (or $89.7 million giving effect only to the Refinancing Transactions). Our indebtedness could have important consequences, including:

  •
  our debt could limit our ability to obtain additional financing on satisfactory terms in the future for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  a significant portion of our cash flow from operations must be dedicated to the payment of principal and interest on our debt, which will reduce the funds available to us for our operations;

  •
  some of our debt is, and will continue to be, at variable rates of interest, which may result in higher interest expense in the event of increases in interest rates;

  •
  our debt could limit our flexibility in planning for, or reacting to, adverse changes in our business or our industry;

  •
  our debt may potentially place us at a competitive disadvantage to the extent we are more highly leveraged than some of our competitors;

  •
  our debt could make it more difficult for us to satisfy our obligations under our new credit facility, exposing us to the risk of default on our secured debt, which could result in a foreclosure on our assets, and in turn negatively affect our ability to operate as a going concern;

  •
  our failure to comply with the financial and other restrictive covenants in the documents governing our indebtedness could result in an event of default that, if not cured or waived, could harm our business or prospects and could result in our filing for bankruptcy; and

  •
  our debt may make us more vulnerable to a further downturn in the economy, our industry or our business.

Our level of indebtedness increases the possibility that we may be unable to generate sufficient cash to pay when due the principal of, interest on or other amounts due in respect of our indebtedness. In addition, we may incur additional debt from time to time to finance strategic acquisitions or investments or for other purposes, subject to the restrictions contained in the documents governing our indebtedness. If we incur additional debt, the risks associated with our leverage, including our ability to service our debt, would increase. We cannot be certain that our earnings will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If we do not have sufficient earnings, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee we will be able to do.

Despite our level of indebtedness, we may be able to incur substantially more debt. This could further exacerbate the risks described above.

        We may be able to incur significant additional indebtedness in the future. Although the Note Indenture and the credit agreement governing our new credit facility will contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial.

Specifically, the Note Indenture will permit us to incur all the indebtedness provided for in our new revolving loan facility. Furthermore, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness, as defined in the applicable agreement. To the extent new debt is added to our current debt levels, the substantial leverage risks described above would increase.

The terms of our new credit facility and the Note Indenture may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

        The new credit facility and the Note Indenture contain, and any future indebtedness of ours or our subsidiaries would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on the Issuer and its subsidiaries, including restrictions on their ability to, among other things:

  •
  incur additional debt;

  •
  pay dividends on capital stock or redeem, repurchase or retire capital stock or subordinated indebtedness;

  •
  make certain investments;

  •
  create restrictions on the payment of dividends or other amounts from the restricted subsidiaries;

  •
  engage in certain transactions with affiliates;

  •
  sell assets, including capital stock of subsidiaries; and

  •
  consolidate, merge or transfer assets.

The new credit facility will also require the Issuer to maintain certain financial ratios. A failure by the Issuer and its subsidiaries to comply with the covenants or financial ratios contained in the new credit facility could result in an event of default under the facility which could materially and adversely affect our operating results and our financial condition. In the event of any default under the new credit facility, the lenders under the new credit facility will not be required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, require us to apply all of our available cash to repay these borrowings or prevent us from making debt service payments on the notes, any of which could result in an event of default under the notes. If the indebtedness under the new credit facility or the notes were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

        Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive, regulatory and legislative and business factors, many of which are beyond our control. Our indebtedness under the new credit facility bears interest at a variable rate.

        Historically, we have funded our debt service obligations and other capital requirements through internally generated cash flow and funds borrowed under our existing credit facility. We expect our cash flow from operations and the loan availability under our new credit facility to be our primary sources of funds in the future. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing or restructuring would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations.

Risks Related to the Notes

Your right to receive payments on the notes is junior to all of Interline Delaware's, the Issuer's and the Issuer's subsidiary guarantors' existing indebtedness and possibly all of their future borrowings. Furthermore, the claims of creditors of our non-guarantor subsidiaries will have priority with respect to the assets and earnings of those subsidiaries over your claims.

        The notes and the guarantees of the notes are subordinated to the prior payment in full of Interline Delaware's, the Issuer's and the subsidiary guarantors' current and future senior debt. As of March 31, 2006, on a pro forma basis after giving effect to the Transactions as if they had occurred on such date, Interline Delaware, the Issuers and the Issuer's subsidiary guarantors would have had outstanding senior indebtedness of $255.0 million (excluding outstanding letters of credit) (or $125.0 million giving effect only to the Refinancing Transactions), and, after giving effect to outstanding letters of credit, approximately $87.4 million in additional revolving loan availability (or $89.7 million giving effect only to the Refinancing Transactions) under our new $100.0 million revolving loan facility, which would rank senior to the notes and the guarantees. The Note Indenture will permit the Issuer and the Issuer's subsidiary guarantors to incur additional senior debt under specified circumstances and will not limit Interline Delaware from incurring additional debt of any kind. Because the notes are unsecured and because of the subordination provision of the notes, in the event of the bankruptcy, liquidation or dissolution of Interline Delaware, the Issuer or any subsidiary guarantor, Interline Delaware's assets, the Issuer's assets and the assets of the guarantors would be available to pay obligations under the notes only after all payments had been made on Interline Delaware's, the Issuer's and the subsidiary guarantors' senior debt, including the new credit facility. Sufficient assets may not remain after all these payments have been made to make any payments on the notes, including payments of interest when due. Also, because of these subordination provisions, you may recover less ratably than our other creditors in a bankruptcy, liquidation or dissolution. In addition, all payments on the notes and the guarantees will be prohibited in the event of a payment default on senior debt, including borrowings under our new credit facility, and may be prohibited for up to 179 days in the event of non-payment defaults on certain of our senior debt, including the new credit facility. See "Description of the Notes—Ranking."

        The notes and the guarantees will also be effectively subordinated to the existing and future unsecured indebtedness of all our non-guarantor subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of March 31, 2006, on a pro forma basis after giving effect to the Transactions, the notes and the guarantees would have been effectively subordinated to $1.2 million of liabilities of our non-guarantor subsidiaries.

The notes are not secured by any of our assets and the lenders under the new credit facility will be entitled to remedies available to a secured lender, which gives them priority over you to collect amounts due to them.

        In addition to being subordinated to all our existing and future senior debt, the notes and the guarantees of the notes will not be secured by any of our assets. Our obligations under our new credit facility are secured by, among other things, substantially all the personal property assets and owned real properties of each of the Issuer's existing and subsequently acquired or organized material domestic subsidiaries (and, to the extent no adverse tax consequences will result, foreign subsidiaries). If we become insolvent or are liquidated, or if there is a default under the new credit facility, the lenders under the new credit facility are entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to the new credit facility). Upon the occurrence of any default under the new credit facility (and even without accelerating the indebtedness under the new credit facility), the lenders may be able to prohibit the payment of the notes and guarantees either by limiting our ability to access our cash flow or under the subordination provisions contained in the Note Indenture. See "Description of Indebtedness" and "Description of the Notes."

The subsidiary guarantees may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against a subsidiary guarantor of the notes.

        If any subsidiary guarantor of the notes becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court may void or otherwise decline to enforce the subsidiary's guarantee. A court might do so if it found that when the subsidiary entered into its guarantee or, in some states, when payments became due under the guarantee, the subsidiary received less than reasonably equivalent value or fair consideration and either:

  •
  was or was rendered insolvent;

  •
  was left with inadequate capital to conduct its business; or

  •
  believed or reasonably should have believed that it would incur debts beyond its ability to pay.

        The court might also void a guarantee, without regard to the above factors, if the court found that the subsidiary guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

        A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its subsidiary guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The test for determining solvency in these circumstances will depend on the law of the jurisdiction that is being applied. In general, a court would consider the subsidiary insolvent either if the sum of its existing debts exceed the fair value of all property, or if the present fair value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

        Although the subsidiary guarantees will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be deemed a fraudulent transfer, such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law or may reduce the subsidiary guarantor's obligations to an amount that effectively makes the guarantees worthless.

We may be unable to repurchase the notes upon a change of control.

        If we experience a change of control, the Issuer is required to offer to purchase the notes in cash at a price equal to 101% of the principal amount of the notes plus accrued interest to the date of purchase. A change of control would also constitute an event of default under the new credit facility, providing the lenders under the new credit facility with the right to accelerate borrowings under the facility and to prevent payments in respect of the notes until outstanding borrowings under the new credit facility were repaid in full. In the event of a change of control, we may not have sufficient funds to purchase all the notes and to repay the amounts outstanding under the new credit facility. See "Description of the Notes—Change of Control."

It may be difficult for the holders of notes to ascertain that a change of control has occurred, leading to uncertainty as to whether a holder of notes may require us to repurchase the notes.

        The definition of change of control includes a disposition of all or substantially all of Interline Delaware's assets. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of Interline Delaware's assets. As a result, it may be unclear as to whether a change of control has occurred and whether a holder of notes may require the Issuer to make an offer to repurchase the notes. See "Description of the Notes—Change of Control."

We may enter into certain transactions that would not constitute a change of control but that result in an increase of our indebtedness.

        Subject to limitations under the Note Indenture and the new credit facility we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under the Note Indenture and the new credit facility, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings in a way that adversely affects the holders of the notes. See "Description of the Notes—Change of Control."

An active trading market may not develop for the notes.

        The notes will constitute new issues of securities for which there is no established trading market. We do not intend to list the notes on any national securities exchange or to seek the admission of the notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. Future trading prices of the notes will depend on many factors, including:

  •
  our operating performance and financial condition;

  •
  the interest of securities dealers in making a market; and

  •
  the market for similar securities.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes offered hereby. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes.

USE OF PROCEEDS

        We estimate that the net proceeds from the sale of the notes offered by this prospectus supplement will be approximately $169.5 million after deducting the underwriting discounts and estimated offering expenses we will pay. The net proceeds from the notes offered hereby, together with borrowings under the new term loan facility under our new credit agreement, will be used to finance the Transactions.

        The following table sets forth estimated sources and uses of funds in connection with the Transactions (in thousands):

Amount
Sources of Funds:
Cash	$3,150
New credit facility(1)	255,000
Notes offered hereby	175,000

Total Sources	$433,150

Uses of Funds(2):
Repayment of existing credit facility(3)	$148,450
Repurchase of the existing notes(4)	130,000
Tender premium, consent payments and payment of accrued interest(4)	15,400
American Sanitary Acquisition(5)	127,500
Transaction fees and expenses(6)	11,800

Total Uses	$433,150

(1)
Simultaneously with the closing of this offering, we expect to enter into a new $355.0 million bank credit facility consisting of $255.0 million of term loans (including a $130.0 million delayed draw term loan) and a $100.0 million revolving credit facility. The new term loan facility is expected to have a 7-year term and the new revolving loan facility is expected to have a 6-year term. See "Description of Indebtedness—New Credit Facility" for further description of the terms of the new credit facility.

(2)
If the actual uses of funds exceed the estimated amounts set forth above, we will use cash on hand to pay the excess amounts. If the actual uses of funds is less than the estimated amount set forth above, we will use the excess funds for general corporate purposes.

(3)
The existing credit facility provides for aggregate commitments of $250.0 million, consisting of (a) a revolving loan facility of $100.0 million, of which a portion not exceeding $20.0 million is available in the form of letters of credit, and (b) a term loan facility of $150.0 million. The existing term loan facility has a maturity of December 31, 2010, and the revolving loan facility has a maturity of May 31, 2008. Borrowings under the existing credit facility bear interest, at our option, at either LIBOR or at the alternate base rate plus a spread. At March 31, 2006, the term loan facility and the revolving loan facility bore interest at a weighted average annual rate of 6.6% and 9.0%, respectively.

(4)
We have assumed that 100% of the existing notes will be tendered prior to the consent date for the solicitation and will be purchased in the tender offer, that the settlement date will be June 23, 2006 and that the purchase price will be 110.64% of the principal amount of the existing notes. The actual amount of the existing notes that we purchase and the purchase price may vary. If the assumed purchase price increases or decreases by 1% and 100% of the notes are tendered as described above, the amount paid to tendering noteholders will increase or decrease by

  $1.4 million. If the minimum tender condition is satisfied and only a majority of the outstanding notes are tendered, the aggregate amount paid to tendering noteholders will be approximately $72.7 million, including tender premium, consent payments and payment of accrued interest of $7.7 million. See "Summary—The Transactions—Tender Offer and Consent Solicitation" for further information regarding the tender offer and consent solicitation.

(5)
Excludes potential working capital and other closing adjustments. The actual purchase price paid may vary.

(6)
Includes estimated commitment, placement and other transaction fees and legal, accounting and other costs payable in connection with the Transactions, but excludes tender premiums, consent payments and payment of accrued interest incurred in connection with the tender offer and consent solicitation.

        If we do not close the American Sanitary Acquisition, we intend to use the net proceeds from this offering to repurchase the existing notes in the tender offer, repay a portion of our indebtedness under the new credit facility or existing credit facility and pay transaction fees and expenses.

CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2006 (1) on an actual basis (2) on an adjusted basis after giving effect to the Refinancing Transactions only and (3) as further adjusted to give effect to the American Sanitary Acquisition and the borrowing of the $130.0 million delayed draw term loan to finance the acquisition as if they had each occurred on March 31, 2006.

	As of March 31, 2006
	Actual	As Adjusted for the Refinancing Transactions	As Further Adjusted for the Acquisition
	(in thousands)
Cash	$16,712	$13,562	$13,562

Indebtedness:
Existing credit facility(1)	$148,450	$—	$—
New credit facility(2)	—	125,000	255,000
Notes payable	3,275	3,275	3,275
Existing notes(3)	130,000	—	—
Notes offered hereby	—	175,000	175,000

Total debt	281,725	303,275	433,275
Stockholders' equity	293,454	278,054	278,054

Total capitalization	$575,179	$581,329	$711,329

(1)
The existing credit facility provides for aggregate commitments of $250.0 million, consisting of (a) a revolving loan facility of $100.0 million, of which a portion not exceeding $20.0 million will be available in the form of letters of credit, and (b) a term loan facility of $150.0 million. The existing term loan facility has a maturity of December 31, 2010, and the revolving loan facility has a maturity of May 31, 2008. The amounts of the loans do not reflect outstanding letters of credit.

(2)
Simultaneously with the closing of this offering, we expect to enter into a new $355.0 million bank credit facility consisting of $255.0 million of term loans (including a $130.0 million delayed draw term loan) and a $100.0 million revolving credit facility. The new term loan facility is expected to have a 7-year term and the new revolving loan facility is expected to have a 6-year term. See "Description of Indebtedness—New Credit Facility" for further description of the terms of the new credit facility. The amounts of the loans do not reflect outstanding letters of credit.

(3)
We have assumed that 100% of the existing notes will be tendered prior to the consent date for the solicitation and will be purchased in the tender offer, that the settlement date will be June 23, 2006 and that the purchase price will be 110.64% of the principal amount of the existing notes. The actual amount of the existing notes that we purchase and the purchase price may vary. See "Use of Proceeds" and "Summary—The Transactions—Tender Offer and Consent Solicitation" for further information regarding the tender offer and consent solicitation.

DESCRIPTION OF INDEBTEDNESS

New Credit Facility

        Upon the closing of this offering, we expect to enter into a new $355.0 million credit facility. JPMorgan Chase Bank, N.A. is expected to act as administrative agent and a lender under the new credit facility, Lehman Commercial Paper, Inc. is expected to act as syndication agent and a lender under the new credit facility and Credit Suisse Securities (USA) LLC, Bank of America, N.A. and SunTrust Bank are expected to act as co-documentation agents. The Issuer will be the borrower under the new credit facility. The following sets forth a description of the material terms of the new credit facility as it is currently expected to be entered into.

Structure

        The new credit facility is anticipated to provide for aggregate commitments of $355.0 million, consisting of:

  •
  a revolving loan facility of $100.0 million, of which a portion not exceeding $40.0 million is available in the form of letters of credit, and

  •
  a term loan facility of $255.0 million, including a $130.0 million delayed draw term loan which will be available solely to fund the American Sanitary Acquisition and the fees and expenses related to the Acquisition.

        In addition, subject to certain customary conditions, the Issuer will have the right on an uncommitted basis to add up to another $100.0 million of term loans and to increase commitments under the revolving loan facility by up to an additional $50.0 million.

        As of March 31, 2006, after giving effect to the Transactions as if they occurred on that date, the Issuer would have had $12.6 million of letters of credit (or $10.3 million giving effect only to the Refinancing Transactions), no borrowings under the revolving loan facility and $255.0 million aggregate principal outstanding under the term loan facility (or $125.0 million giving effect only to the Refinancing Transactions).

Security and Guarantees

        The indebtedness under the new credit facility is expected to be guaranteed by Interline Delaware and by the domestic subsidiaries of the Issuer. The obligations and the guarantees under the new credit facility are expected to be secured by a first-priority security interest in substantially all the Issuer's assets and the assets of the guarantors, including a pledge of all the capital stock of the Issuer and its domestic subsidiaries and 65% of the capital stock of the foreign subsidiaries of the Issuer.

Interest and Expenses

        Borrowings under the new term loan facility and revolving loan facility are expected to bear interest, at the Issuer's option, at either adjusted LIBOR or at the alternate base rate plus a spread. Outstanding letters of credit under the existing revolving loan facility are expected to be subject to a per annum fee equal to the applicable spread over adjusted LIBOR for revolving loans.

        In connection with the new credit facility, the Issuer will be required to pay administrative fees, commitment fees, letter of credit issuance and administration fees and certain expenses and to provide certain indemnities, all of which are customary for financings of this type.

Maturity and Amortization

        The new term loan facility is expected to have a 7-year term and the new revolving loan facility is expected to have a 6-year term. Amounts under the new term loan facility are expected to be due and payable in quarterly installments equal to 1.0% of the principal amount on an annual basis through June 2013, with the balance payable in one final installment at the maturity date.

Prepayments

        The Issuer is expected to be permitted to make voluntary prepayments on outstanding borrowings and reduce the commitments under the new credit facility in whole or in part, at its option, and is expected to be required to prepay loans under the term loan facility in certain circumstances that are customary for financings of this kind.

Covenants

        The new credit facility is expected to contain affirmative, negative and financial covenants customary for such financings. The existing credit facility includes covenants, subject to certain exceptions, relating to limitations on:

  •
  dividends on, and redemptions and repurchases of, capital stock,

  •
  entering into agreements with certain restrictions affecting our ability to secure or repay borrowings under the credit facility,

  •
  liens and sale and leaseback transactions,

  •
  loans and investments,

  •
  debt and hedging arrangements,

  •
  changes in business conducted,

  •
  amendment of debt and other material agreements,

  •
  mergers, acquisitions and asset sales,

  •
  transactions with affiliates and

  •
  capital expenditures.

        The new credit facility is expected to limit the ability of the Issuer to prepay, redeem or repurchase certain debt, including the notes being offered hereby. In addition, the new credit facility is expected to contain financial covenants that require us to maintain certain financial ratios as of the last day of each fiscal quarter, including a minimum ratio of consolidated EBITDA to consolidated cash interest expense and a maximum ratio of net total indebtedness to consolidated EBITDA.

Events of Default

        The new credit facility is expected to contain events of default customary for such financings, including, but not limited to:

  •
  nonpayment of principal, interest, fees or other amounts when due,

  •
  violation of covenants,

  •
  failure of any representation or warranty to be true in all material respects when made or deemed made,

  •
  cross default and cross acceleration,

  •
  certain ERISA events,

  •
  change of control,

  •
  insolvency,

  •
  bankruptcy events,

  •
  material judgments and

  •
  actual or asserted invalidity of the guarantees or security documents.

        Some of these events of default will allow for grace periods and materiality concepts.

Incremental Term Loans

        The new credit facility is expected to allow us to obtain incremental term loans in an aggregate principal amount of up to an additional $100.0 million and to increase the commitments under the revolving loan facility in an amount up to an additional $50.0 million in each case if certain conditions (including certain financial ratios) are met. The proceeds of the incremental facilities may be used to make certain acquisitions and to prepay revolving loans under the new credit facility and for general corporate purposes. Loans under the incremental facilities will be guaranteed and secured on a pari passu basis with any outstanding loans under the new credit facility. Each incremental term loan may not have a scheduled maturity date that is earlier than the maturity date for the term loan under the new credit facility, and may not have a weighted average life that is shorter than the term loan under the new credit facility. Each incremental facility will have terms and conditions (other than with respect to interest rate, maturity and authorization, subject to limitations described above) that are substantially similar to those of the term loans outstanding on the closing date of the offering, and shall be treated as loans for all purposes under the credit facility.

Existing Notes

        On May 23, 2003, the Issuer issued $200.0 million in aggregate principal amount of 11 1/2% senior subordinated notes due 2011. The existing notes bear interest at 11.5% per year, payable semi-annually, and mature on May 15, 2011. Prior to May 15, 2006, the Issuer was permitted to redeem up to 35% of the original principal amount of the notes with the money the Issuer raised in specified equity offerings, subject to certain conditions. In January 2005, we redeemed $70.0 million principal amount of the existing notes using proceeds from the December 2004 initial public offering of Interline Delaware. On May 23, 2006, the Issuer commenced a tender offer and consent solicitation offering to purchase all of the outstanding existing notes and asking the holders of the existing notes to consent to a supplemental indenture removing most of the restrictive covenants to the indenture governing the existing notes. The supplemental indenture is expected to be executed and become operative prior to the closing of this offering. See "Summary—The Transactions" for more information about the tender offer and consent solicitation.

        The Issuer's obligations to make any principal, premium and interest payments on the existing notes are guaranteed on a senior subordinated basis by its existing domestic subsidiaries.

        The existing notes are unsecured and subordinated in right of payment to all of the Issuer's existing and future senior indebtedness, including all of borrowing under its new credit facility. The guaranties by the Issuer's subsidiary guarantors of the existing notes are senior to any of their existing and future subordinated indebtedness, equal in right of payment with any of their existing and future senior subordinated indebtedness and subordinated to any of their existing and future senior indebtedness.

DESCRIPTION OF THE NOTES

        The Company will issue the notes under an indenture among itself, Interline Delaware, certain of the Company's subsidiaries and The Bank of New York Trust Company, N.A., as Trustee, as supplemented by a supplemental indenture to provide for the terms of the notes (the "Indenture"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

        Certain terms used in this description are defined under the subheading "—Certain Definitions." In this description, the words "Company," "we" and "our" refer only to Interline Brands, Inc., a New Jersey corporation, and not to any of its subsidiaries; and the term "Interline Delaware" refers only to Interline Brands, Inc., a Delaware corporation and sole stockholder of the Company, and not to any of its subsidiaries.

        We have filed a copy of the form of indenture as an exhibit to the Registration Statement of which this prospectus supplement is a part and will file a copy of the supplemental indenture to provide for the terms of the notes as an exhibit to a Current Report on Form 8-K. The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, not this description, defines your rights as holders of the Notes.

Brief Description of the Notes

        The notes:

  •
  will be unsecured senior subordinated obligations of the Company;

  •
  will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

  •
  will be senior in right of payment to any future Subordinated Obligations of the Company; and

  •
  will be guaranteed by Interline Delaware and each Subsidiary Guarantor on a senior subordinated basis.

Principal, Maturity and Interest

        The Company will issue the notes initially with a maximum aggregate principal amount of $175.0 million. The Company will issue the notes in minimum denominations of $2,000 and any greater $1,000 multiples. The notes will mature on                        , 2016. Subject to our compliance with the covenant described under the subheading "—Material Covenants—Limitation on Indebtedness," we are permitted to issue more notes from time to time (the "Additional Notes"). The notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indenture and this "Description of the Notes," references to the notes include any Additional Notes actually issued.

        Interest on the notes will accrue at the rate of      % per annum and will be payable semiannually in arrears on                        and                         , commencing                    , 2006. We will make each interest payment to the holders of record of the notes on the immediately preceding                        and                         . We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

        Interest on the notes will accrue from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Optional Redemption

        Except as set forth below, the notes will not be subject to redemption prior to                        , 2011.

        Prior to                        , 2011, we will be entitled at our option to redeem all, but not less than all, of the notes at a redemption price equal to 100% of the principal amount of the notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

        On and after                        , 2011, we will be entitled at our option to redeem all or a portion of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on            of the years set forth below:

Period	Redemption price
2011
2012
2013
2014 and thereafter	100.000%

        Prior to            , 2009, we may at our option on one or more occasions redeem notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of            %, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; provided, however, that

  (1)
  at least 65% of such aggregate principal amount of notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than notes held, directly or indirectly, by the Company or its Affiliates); and

  (2)
  each such redemption occurs within 90 days after the date of consummation of the related Equity Offering.

        "Applicable Premium" means with respect to a note at any redemption date, the greater of (1) 1.00% of the principal amount of such note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such note on                        , 2011 (such redemption price being described in the third paragraph in this "—Optional Redemption" section exclusive of any accrued interest) plus (ii) all required remaining scheduled interest payments due on such note through                        , 2011 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.

        "Adjusted Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after                        , 2011, yields for the two

published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

        "Comparable Treasury Issue" means the United States Treasury security selected by the Trustee as having a maturity comparable to the remaining term of the notes from the redemption date to                        , 2011, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to                         , 2011.

        "Comparable Treasury Price" means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

        "Quotation Agent" means the Reference Treasury Dealer selected by the Company.

        "Reference Treasury Dealer" means Lehman Brothers, JP Morgan Securities Inc and their respective successors and assigns and one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

        "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Selection and Notice of Redemption

        If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, to the extent practicable (but subject to the requirement that any remaining notes only being minimum denominations of $2,000 and any greater $1,000 multiples).

        We will redeem notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount thereof to be redeemed. We will issue a new note in a principal amount equal to the unredeemed portion of the original note in the name of the holder upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        We are not required to make any mandatory redemption or sinking fund payments with respect to the notes. In addition, under certain circumstances, we may be required to offer to purchase notes as described under the captions "—Change of Control" and "—Material Covenants—Limitation on Sales of Assets and Subsidiary Stock." We may at any time and from time to time purchase notes in the open market or otherwise.

Guaranties

        Interline Delaware and the Subsidiary Guarantors will jointly and severally guarantee, on a senior subordinated basis, our obligations under the notes. Interline Delaware has no material assets other than its equity interest in the Company.

        The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited as necessary to prevent that Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Risks Related to the Notes—The subsidiary guarantees may be unenforceable due to fraudulent conveyance statues and, accordingly, you could have no claim against a subsidiary guarantor of the notes."

        Initially, the Subsidiary Guarantors are all of the Company's current domestic Subsidiaries, which Subsidiary Guarantors also guarantee the Company's obligations under the Credit Agreement. The Company's Foreign Subsidiaries will not guarantee the Company's obligations under the Credit Agreement or the notes. In addition, no Receivables Subsidiary will guarantee the Company's obligations with respect to the notes.

        Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled upon payment in full of all guarantied obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

        If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors—Risks Related to the Notes—The subsidiary guarantees may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against a subsidiary guarantor of the notes."

        Pursuant to the Indenture, a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described below under "—Material Covenants—Merger and Consolidation;" provided, however, that if such other Person is not the Company or another Subsidiary Guarantor, such Subsidiary Guarantor's obligations under its Subsidiary Guaranty, as the case may be, must be expressly assumed by such other Person, subject to the following paragraph.

        The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

  (1)
  upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor in its entirety;

  (2)
  upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

  (3)
  upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

  (4)
  in connection with any sale or other disposition (including by way of merger or consolidation) of Capital Stock of a Subsidiary Guarantor to a Person in accordance with the Indenture that results in the Subsidiary Guarantor no longer being a Restricted Subsidiary;

  (5)
  at such time as such Subsidiary Guarantor no longer has any Guarantees outstanding that would have required it to become a Subsidiary Guarantor under the covenant described under "—Material Covenants—Future Guarantors;"

  (6)
  upon defeasance of the notes as described under "—Defeasance;" or

  (7)
  upon satisfactory of the conditions set forth under "—Satisfaction and Discharge,"

in the case of clauses (1), (2) and (4) above, other than to the Company or a Subsidiary of the Company and as permitted by the Indenture and, in the case of clauses (1), (2) and (4), if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "—Material Covenants—Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition.

        There will not be any limitation on the ability of Interline Delaware to consolidate with, merge with or into or transfer assets to any other Person. The Interline Delaware Guaranty will be released upon defeasance of the notes as described under "—Defeasance" or upon satisfaction of the conditions set forth under "—Satisfaction and Discharge."

Ranking

Senior Indebtedness Versus Notes and Guarantees

        The payment of the principal of, premium, if any, and interest on the notes and the payment of the Interline Delaware Guaranty or any Subsidiary Guaranty will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company or Interline Delaware or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company Interline Delaware and such Subsidiary Guarantor under the Credit Agreement.

        As of March 31, 2006, on a pro forma basis after giving effect to the Transactions:

  (1)
  the Company's senior indebtedness would have been approximately $255.0 million (excluding outstanding letters of credit), all of which would have constituted secured indebtedness; and

  (2)
  Interline Delaware and the Subsidiary Guarantors would have had approximately $255.0 million in senior indebtedness, all of which would have been secured. All of the senior indebtedness of Interline Delaware and the Subsidiary Guarantors would have consisted of their respective guarantees of senior indebtedness of the Company under the Credit Agreement.

        As of March 31, 2006, on a pro forma basis after giving effect only to the Refinancing Transactions:

  (1)
  the Company's senior indebtedness would have been approximately $125.0 million (excluding outstanding letters of credit), all of which would have constituted secured indebtedness; and

  (2)
  Interline Delaware and the Subsidiary Guarantors would have had approximately $125.0 million in senior indebtedness, all of which would have been secured. All of the senior indebtedness of Interline Delaware and the Subsidiary Guarantors would have consisted of their respective guarantees of senior indebtedness of the Company under the Credit Agreement.

        Assuming all the Existing Notes are acquired in the tender offer, the Company's only senior subordinated debt outstanding after giving effect to the Refinancing Transactions will be the notes offered hereby.

        Although the Indenture contains limitations on the amount of additional indebtedness that the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness. See "—Material Covenants—Limitation on Indebtedness." The Indenture will not limit the amount of additional indebtedness that Interline Delaware may incur.

Liabilities of Subsidiaries Versus Notes and Guarantees

        A portion of our operations are conducted through our subsidiaries. Our three existing domestic subsidiaries, Wilmar Holdings, Inc., Wilmar Financial, Inc. and Glenwood Acquisition, LLC will guarantee the notes, while our two existing foreign subsidiaries, Barnett of the Caribbean, Inc. and Sexauer Ltd., will not be guaranteeing the notes. Future domestic Restricted Subsidiaries may be required to guarantee the notes, including any domestic Restricted Subsidiaries that may be acquired in the following consummation of the American Sanitary Acquisition. Claims of creditors of any non-guarantor subsidiaries, including trade creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, and claims of preferred stockholders of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such non-guarantor subsidiaries over the claims of our creditors, including holders of the notes, even if such claims do not constitute Senior Indebtedness. Accordingly, the notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.

        As of March 31, 2006, on a pro forma basis after giving effect to the Transactions, the notes and the guarantees would have been effectively subordinated to $1.2 million of liabilities of our non-guarantor subsidiaries. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See "—Material Covenants—Limitation on Indebtedness."

Other Senior Subordinated Indebtedness Versus Notes and Guarantees

        Only Indebtedness of the Company, Interline Delaware or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the notes and the relevant Subsidiary Guaranty in accordance with the provisions of the Indenture. The notes, the Interline Delaware Guaranty and each Subsidiary Guaranty will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, Interline Delaware and the relevant Subsidiary Guarantor, respectively.

        We and the Subsidiary Guarantors (but not Interline Delaware) have agreed in the Indenture that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantors, unless such Indebtedness is Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable, or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or the Subsidiary Guarantors, as applicable. The Indenture does not treat (i) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured and (ii) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Payment of Notes

        We are not permitted to pay principal of, premium, if any, or interest on the notes or make any deposit pursuant to the provisions described under "—Defeasance" or "—Satisfaction and Discharge" below and may not purchase, redeem or otherwise retire any notes (collectively, "pay the notes") if either of the following occurs (a "Payment Default"):

  (1)
  any Obligation on any Designated Senior Indebtedness of the Company is not paid in full in cash when due; or

  (2)
  any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

  (1)
  by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

  (2)
  because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

  (3)
  because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the notes after the end of such Payment Blockage Period. The notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Company during such period, except that if any Blockage Notice is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness of the Company (other than holders of the Bank Indebtedness), a Representative of holders of the Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

        Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

  (1)
  the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash of such Senior Indebtedness before the holders of the notes are entitled to receive any payment;

  (2)
  until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which holders of the notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of notes may receive certain Capital Stock and subordinated debt obligations that are subordinated to all securities issued in respect of claims of such Senior Indebtedness; and

  (3)
  if a distribution is made to holders of the notes that, due to the subordination provisions, should not have been made to them, such holders of the notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Company to pay interest or principal with respect to the notes when due by their terms. If payment of the notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness of the Company or the Representative of such Designated Senior Indebtedness of the acceleration. If any Bank Indebtedness of the Company is outstanding, neither the Company, Interline Delaware nor any Subsidiary Guarantor may pay the notes until five Business Days after the

Representative of all such Bank Indebtedness receives notice of such acceleration and, thereafter, may pay the notes only if the Indenture otherwise permits payment at that time.

        Interline Delaware's obligations under the Interline Delaware Guaranty and each Subsidiary Guarantor's obligations under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of noteholders to receive payment by Interline Delaware or a Subsidiary Guarantor pursuant to the Interline Delaware Guaranty or the applicable Subsidiary Guaranty, as the case may be, will be subordinated in right of payment to the rights of holders of Senior Indebtedness of Interline Delaware or such Subsidiary Guarantor, as the case may be. The terms of the subordination and payment blockage provisions described above with respect to the Company's obligations under the notes apply equally to Interline Delaware and each Subsidiary Guarantor, and the obligations of Interline Delaware under the Interline Delaware Guaranty and each Subsidiary Guarantor under its Subsidiary Guaranty.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of the Company, Interline Delaware or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company, Interline Delaware or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the notes, and creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the notes.

        The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the notes pursuant to the provisions described under "—Defeasance" or "—Satisfaction and Discharge."

Book-Entry, Delivery and Form

        Notes will be initially represented by one or more registered global notes (the "Global Notes"). The initial Global Notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository procedures

        The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing agency" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

        Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

  (2)
  the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a default with respect to the notes entitling the holder to accelerate the maturity of the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

        The Company will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Change of Control

        Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

  (1)
  any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Interline Delaware;

  (2)
  individuals who on the Issue Date constituted the Board of Directors of Interline Delaware (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Interline Delaware was approved by a vote of a majority of the directors of Interline Delaware then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

  (3)
  the adoption of a plan relating to the liquidation or dissolution of Interline Delaware;

  (4)
  the merger or consolidation of Interline Delaware with or into another Person or the merger of another Person with or into Interline Delaware, or the sale of all or substantially all the assets of Interline Delaware (determined on a consolidated basis) to another Person other than (i) a transaction in which the survivor or transferee is a Person that is controlled by the Permitted Holders; provided, however, that the Permitted Holders will be deemed to control such Person if the Permitted Holders "beneficially own" 50% or more of the total voting power of the Voting Stock of such Person; or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of Interline Delaware immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor or guarantor in respect of the notes and a Subsidiary of the transferor of such assets; or

  (5)
  Interline Delaware, together with its wholly owned Subsidiaries, ceases to own 100% of the Voting Stock of the Company for any reason (other than the merger or consolidation of Interline Delaware and the Company with or into each other).

        Within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

  (1)
  that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

  (2)
  the circumstances and relevant facts regarding such Change of Control;

  (3)
  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

  (4)
  the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its notes purchased.

        We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

        For purposes of the "Change of Control" definition, a Person shall not be deemed to have beneficial ownership of securities that it has the right to acquire pursuant to a stock purchase agreement, merger agreement or other similar agreement until such time as such Person's right to acquire such securities pursuant to such agreement is no longer subject to conditions that are beyond the control of such Person.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

        The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Interline Delaware and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between Interline Delaware and the Underwriters. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under "—Material Covenants—Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.

        The Existing Credit Agreement prohibits, and the New Credit Agreement will prohibit, us from purchasing any notes and the Existing Credit Agreement provides, and the New Credit Agreement will provide, that the occurrence of certain change of control events with respect to Interline Delaware would constitute a default thereunder. In the event that at the time of such Change of Control the terms of any Senior Indebtedness of the Company (including any Credit Agreement) restrict or prohibit the purchase of notes following such Change of Control, then prior to the mailing of the notice to Holders but in any event within 30 days following any Change of Control, we undertake to (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consents under the agreements governing such Senior Indebtedness to permit the repurchase of the notes. If we do not repay such Senior Indebtedness or obtain such consents, we will remain prohibited from purchasing notes. In such case, our failure to comply with the foregoing undertaking, after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would, in turn, constitute a default under the applicable Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the Holders of Notes.

        Future indebtedness that we or Interline Delaware may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of Interline Delaware to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Interline Delaware. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of notes may require the Company to make an offer to repurchase the notes as described above.

        The provisions under the Indenture relative to our obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Material Covenants

        The Indenture contains covenants including, among others, the following material covenants:

Limitation on Indebtedness

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

        (b)   Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

  (1)
  Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Credit Facility; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed the greater of (a) $355.0 million or (b) the Borrowing Base as of the date of such incurrence, in each case less the sum of all principal payments made with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock" (provided that in no event shall the amount in this clause (1) be reduced below $100.0 million);

  (2)
  Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon; (B) if the Company is the obligor on such Indebtedness, such Indebtedness is unsecured and expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is unsecured and expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Subsidiary Guaranty;

  (3)
  the notes (other than any Additional Notes);

  (4)
  Indebtedness outstanding on the Issue Date, including the Existing Notes (other than Indebtedness described in clause (b)(1), (2) or (3) of this covenant);

  (5)
  Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition after giving pro forma effect thereto, the Company would be entitled to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

  (6)
  Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6);

  (7)
  Hedging Obligations entered into in the ordinary course of business of the Company and the Restricted Subsidiaries and not for the purpose of speculation;

  (8)
  obligations in respect of one or more standby letters of credit, performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

  (9)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

  (10)
  the Guarantee or co-issuance by any Subsidiary Guarantor of any Indebtedness otherwise permitted to be Incurred pursuant to the Indenture;

  (11)
  Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (11) and outstanding on the date of such Incurrence, does not exceed the greater of (x) $15.0 million or (y) 5% of Consolidated Tangible Assets determined as of the most recent practical date (as adjusted for any significant disposition of assets since such date);

  (12)
  Indebtedness of a Receivables Subsidiary Incurred pursuant to a Qualified Receivables Transaction;

  (13)
  Indebtedness Incurred by Foreign Subsidiaries which, when taken together with all other Indebtedness Incurred pursuant to this clause (13) and outstanding on the date of such Incurrence, does not exceed $20.0 million;

  (14)
  Indebtedness representing indemnification obligations relating to the acquisition of any business or assets or any disposition of any business or assets;

  (15)
  Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted

    Subsidiaries Incurred pursuant to this clause (15) and outstanding on the date of such Incurrence, does not exceed $50.0 million.

        (c)   For purposes of determining compliance with this covenant:

  (1)
  any Indebtedness remaining outstanding under the Existing Credit Agreement (or the New Credit Agreement, if applicable) after the application of the net proceeds from the sale of the Notes will be treated as Incurred on the Issue Date under clause (1) of paragraph (b) above;

  (2)
  in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and will only be required to include the amount and type of such Indebtedness in one of the above clauses;

  (3)
  the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above; and

  (4)
  following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to one of the clauses in paragraph (b) above (other than pursuant to clause (1) of paragraph (b) above) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to paragraph (a) or another clause in paragraph (b) above, as applicable, to the extent that such reclassified Indebtedness could be Incurred pursuant to such new paragraph or clause at the time of such reclassification.

        (d)   Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Subsidiary Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in right of payment in any respect to any Senior Indebtedness of the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of the Company or such Subsidiary Guarantor, as applicable, or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the notes or the relevant Subsidiary Guaranty, as applicable, equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the notes or the relevant Subsidiary Guaranty, as applicable) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

Limitation on Restricted Payments

        (a)   The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

  (1)
  a Default shall have occurred and be continuing (or would result therefrom);

  (2)
  the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness;" or

  (3)
  the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

  (A)
  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter commencing June 27, 2003 to the end of the most recent fiscal quarter for which internal financial statements are then available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

    (B)
    the sum of (x) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent May 23, 2003 (other than (i) an issuance or sale to a Subsidiary of the Company, (ii) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Company or any of its Subsidiaries and (iii) an issuance or sale to an employee if such employee has received any loan or advance made pursuant to clause (6) under the definition of "Permitted Investment," except, with respect to clause (iii), to the extent such loan or advance is repaid by such employee in cash other than with the proceeds from a Permitted Investment), (y) 100% of the Fair Market Value of property or assets (other than cash, Indebtedness and Capital Stock, except that Capital Stock of a Person that is or becomes a Restricted Subsidiary shall be valued in accordance with the Company's interest in the Fair Market Value of such Person's property and assets) that is received by the Company subsequent to the Issue Date in exchange for Capital Stock (other than Disqualified Stock) of the Company (other than any such property or assets received from a Subsidiary of the Company) or as a capital contribution from its shareholders and (z) 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; plus

    (C)
    the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or a Restricted Subsidiary upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

    (D)
    an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investments and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

  As of March 31, 2006, $154.2 million would have been available to make Restricted Payments pursuant to this clause (a)(3).

        (b)   The preceding provisions will not prohibit:

  (1)
  any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees with respect to amounts funded or Guaranteed by the Company or any of its Subsidiaries) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

  (2)
  any purchase, repurchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement for value of Subordinated Obligations of the Company or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of such Person which is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness;" provided, however, that such purchase, repurchase, redemption, defeasance, satisfaction, discharge or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

  (3)
  dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

  (4)
  so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Interline Delaware the Company or any of their Subsidiaries from employees, former employees, directors or former directors of Interline Delaware the Company or any of their Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment, severance, compensation or shareholder agreements) or plans (or amendments thereto) approved by the Board of Directors of Interline Delaware the Company, as the case may be, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that (x) the aggregate amount of such repurchases and other acquisitions shall not exceed $7.0 million or (y) the aggregate amount of such repurchases and other acquisitions in any fiscal year shall not exceed $2.5 million; provided further, however, that the aggregate amount of Restricted Payments permitted (but not made) pursuant to this clause (b)(4) in any one fiscal year may be carried forward to any succeeding fiscal year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

  (5)
  payments of dividends on Disqualified Stock issued pursuant to the covenant described under "—Limitation on Indebtedness;" provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

  (6)
  Restricted Payments made with Net Available Cash from Asset Dispositions remaining after application thereof as required by the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock;" provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

  (7)
  repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

  (8)
  payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (2) of paragraph (b) of the covenant described under "—Limitation on

    Indebtedness;" provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

  (9)
  Permitted Payments to Interline Delaware; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

  (10)
  Restricted Payments made to Interline Delaware to fund dividends on its common stock; provided, however, that the aggregate amount of such Restricted Payments in any year does not exceed 3% of the aggregate cash received by the Company from Interline Delaware from Equity Offerings after the Issue Date; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; or

  (11)
  Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (11), does not exceed $25.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such payments shall be excluded in the calculation of the amount of Restricted Payments.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

  (1)
  with respect to clauses (a), (b) and (c),

  (i)
  any encumbrance or restriction pursuant to an agreement (including the indentures governing the notes and the Existing Notes and the Existing Credit Agreement) in effect at or entered into on the Issue Date;

  (ii)
  any encumbrance or restriction pursuant to the New Credit Agreement as in effect on the date of consummation of the American Sanitary Acquisition;

  (iii)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement existing on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

  (iv)
  any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clauses (i), (ii) or (iii) of clause (1) of this covenant or this clause (iv) or contained in any amendment to an agreement referred to in clauses (i), (ii) or (iii) of clause (1) of this covenant or this clause (iv); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable taken as a whole to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

    (v)
    any encumbrance or restriction consisting of any restriction on the sale or other disposition of assets or property securing Indebtedness solely as a result of a Lien on such asset;

    (vi)
    any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

    (vii)
    any encumbrance or restriction pursuant to applicable law, regulation or order;

    (viii)
    any encumbrance or restriction pursuant to the terms of Indebtedness Incurred under clause (15) of paragraph (b) of the covenant described under "—Limitation on Indebtedness;"

    (ix)
    any encumbrance or restriction pursuant to the terms of Indebtedness Incurred under clause (11) of paragraph (b) of the covenant described under "—Limitation on Indebtedness;" provided, however, that such encumbrance or restriction is limited to the assets being financed and proceeds thereof;

    (x)
    any encumbrance or restriction pursuant to the terms of Indebtedness Incurred by a Foreign Subsidiary; provided, however, such encumbrance or restriction is limited to the Foreign Subsidiary Incurring such Indebtedness;

    (xi)
    any encumbrance or restriction in any agreement that is not more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the Issue Date; and

    (xii)
    any encumbrance or restriction pursuant to the terms of any agreement entered into in connection with any Qualified Receivables Transaction; provided, however, that such encumbrance or restriction applies only to a Receivables Subsidiary;

    (xiii)
    any encumbrance or restriction pursuant to an agreement with a governmental entity providing for developmental financing on terms which are more favorable (at the time such agreement is entered into) than those available from third party financing sources;

    (xiv)
    provisions with respect to the disposition or distribution of assets or property or the transfer of ownership interests in joint venture agreements, partnership, limited liability and other similar agreements;

    (xv)
    non-assignment provisions of any contract or any lease entered into in the ordinary course of business; and

    (xvi)
    restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business;

  (2)
  with respect to clause (c) only,

  (A)
  any encumbrance or restriction consisting of customary nonassignment or subletting provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

  (B)
  any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages.

Limitation on Sales of Assets and Subsidiary Stock

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

  (1)
  the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors of the Company or the chief financial or accounting officer of the Company, as evidenced by an Officer's Certificate certifying compliance with the foregoing condition, of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

  (A)
  first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Preferred Stock or Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

  (B)
  second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that the Company or such Restricted Subsidiary shall be deemed to have applied Net Available Cash in accordance with this clause (B) within such 12-month period if, within such 12-month period, it has entered into a binding commitment or agreement to invest such Net Available Cash and continues to use all reasonable efforts to so apply such Net Available Cash as soon as practicable thereafter; provided further, however, that such Net Available Cash is applied on the earlier of (x) a date which is 18 months from the later of the date of such Asset Disposition or the receipt of such Net Available Cash or (y) promptly upon any abandonment or termination of such commitment or agreement;

  (C)
  third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness of the Company) pursuant to and subject to the conditions contained in the Indenture; and

  (D)
  fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose not prohibited by the terms of the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

        Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions on or after the

Issue Date which is not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce Senior Indebtedness.

        For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

    (i)
    the assumption of Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

    (ii)
    the fair market value of any assets (other than securities, unless such securities represent Capital Stock in an entity engaged in a Related Business, such entity becomes a Restricted Subsidiary and the Company or a Restricted Subsidiary acquires voting and management control of such entity) received by the Company or any Restricted Subsidiary to be used by it in the business of the Company or such Restricted Subsidiary; and

    (iii)
    securities received by the Company or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

        (b)   In the event of an Asset Disposition that requires the purchase of notes (and other Senior Subordinated Indebtedness of the Company) pursuant to clause (a)(3)(C) above, the Company will purchase notes tendered pursuant to an offer by the Company for the notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the notes will be minimum denominations of $2,000 principal amount or $1,000 multiples thereof. The Company shall not be required to make such an offer to purchase notes (and other Senior Subordinated Indebtedness of the Company) pursuant to this covenant if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

        (c)   The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

        (a)   The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

  (1)
  the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's length dealings with a Person who is not an Affiliate;

  (2)
  if such Affiliate Transaction involves an amount in excess of $5.0 million, the material terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company; and

  (3)
  if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors of the Company shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's length transaction with a Person who was not an Affiliate.

Notwithstanding clause (2) above, in the event that there are no disinterested members of the Board of Directors in any Affiliate Transaction, such Affiliate Transaction shall be permitted to exist so long as an Independent Qualified Party has determined the terms of such Affiliate Transaction to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

        (b)   The provisions of the preceding paragraph (a) will not prohibit:

  (1)
  any Investment (other than a Permitted Investment (except for Permitted Investments described in clause (3) of the definition thereof)) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" or any Investment in an Unrestricted Subsidiary constituting a Permitted Investment;

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or severance arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

  (3)
  loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $5.0 million in the aggregate outstanding at any one time;

  (4)
  the payment of reasonable compensation or employee benefits to, and the provision of an indemnity for the benefit of, directors, officers or employees of the Company or its Restricted Subsidiaries in the ordinary course of business;

  (5)
  the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

  (6)
  any commercial banking, commercial lending, investment banking, brokerage, securities trading, market making, money management, financial advisory or other similar transaction, including the payment of customary fees with respect thereto, with an Affiliate of J.P. Morgan Partners, LLC that is approved by a majority of the directors of the Company disinterested with respect to such transaction;

  (7)
  any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

  (8)
  the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

  (9)
  any agreement that provides registration rights to the shareholders of the Company;

  (10)
  any merger, consolidation or reorganization of the Company with (1) an Affiliate solely for the purpose and with the sole effect of forming a holding company or reincorporating the Company in a new jurisdiction or (ii) Interline Delaware;

  (11)
  any transaction with a Receivables Subsidiary pursuant to a Qualified Receivables Transaction;

  (12)
  the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and one or more Subsidiaries, on the one hand, and any other Person with which the Company and such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company and such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess the payments described in clause (2) of the definition of Permitted Payments to Interline Delaware;

  (13)
  indemnification agreements with, and the payment of the fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business;

  (14)
  any employment, deferred compensation, consulting, noncompetition, confidentiality or similar agreement entered into by the Company and its Restricted Subsidiaries with its employees or directors in the ordinary course of business;

  (15)
  any agreement as in effect on the Issue Date and described in the Prospectus or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby.

Merger and Consolidation

        The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture;

  (2)
  immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

  (3)
  immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "—Limitation on Indebtedness;" or (B) the Successor Company

    would have a Consolidated Coverage Ratio that would be equal to or greater than the Consolidated Coverage Ratio of the Company immediately prior to such transaction; and

  (4)
  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or any Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction or forming a holding company for the Company.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.

        The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

  (1)
  except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company) or otherwise ceases to be a Subsidiary Guarantor as a result of such transaction or series of transactions, whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form reasonably satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

  (2)
  immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

  (3)
  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

        Notwithstanding the foregoing, any Subsidiary Guarantor may consolidate with or merge with or into or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to the Company or another Subsidiary Guarantor.

Future Guarantors

        The Company will cause each domestic Restricted Subsidiary (other than a Receivables Subsidiary) that is not then a Subsidiary Guarantor and that Guarantees any Indebtedness under any Credit Facility (other than Indebtedness Incurred pursuant to clause (b)(5), (b)(8), (b)(11), (b)(13) and (b)(15) of the convenant described under "—Limitation on Indebtedness") to, in each case at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the notes on the same terms and conditions as those set forth in the Indenture.

SEC Reports

        Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (to the extent the SEC will accept such filings) and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections. Notwithstanding the foregoing, the Company may satisfy such requirements to the extent Interline Delaware (or any other parent company of the Company) files and provides such information with respect to the Interline Delaware (or such parent company, if applicable), Interline Delaware (or such parent company, if applicable) owns directly or indirectly all of the common stock of the Company and Interline Delaware (or such parent company, if applicable) guarantees the notes.

Defaults

        Each of the following is an Event of Default:

  (1)
  a default in the payment of interest on the notes when due, continued for 30 days;

  (2)
  a default in the payment of principal of any note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

  (3)
  the failure by the Company to comply with its obligations under "—Material Covenants—Merger and Consolidation" above;

  (4)
  the failure by the Company or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase notes validly tendered) or under "—Material Covenants" under "—Limitation on Indebtedness," "—Limitation on Restricted Payments," "—Limitation on Restrictions on Distributions from Restricted Subsidiaries," "—Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase notes validly tendered), "—Limitation on Affiliate Transactions," "—Future Guarantors" or "—SEC Reports;"

  (5)
  the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice with its other agreements contained in the Indenture;

  (6)
  Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million (the "cross acceleration provision");

  (7)
  certain events of bankruptcy, insolvency or reorganization of the Company, a Subsidiary Guarantor or any Significant Subsidiary (the "bankruptcy provisions");

  (8)
  any judgment or decree for the payment of money in excess of $20.0 million is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

  (9)
  the Interline Delaware Guaranty or any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Interline Delaware Guaranty or Subsidiary Guaranty) and such default continues for 10 days or Interline Delaware or a Subsidiary Guarantor denies or disaffirms its obligations under the Interline Delaware Guaranty or its Subsidiary Guaranty, as the case may be.

        However, a default under clauses (4) and (5) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

        If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the notes and its consequences.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

  (5)
  holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a note or that would involve the Trustee in personal liability.

        If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its Trust Officers determines that withholding notice is not opposed to the interest of the holders of the notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange for the notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note affected thereby, an amendment or waiver may not, among other things:

  (1)
  reduce the amount of notes whose holders must consent to an amendment;

  (2)
  reduce the rate of or extend the time for payment of interest on any note;

  (3)
  reduce the principal of or extend the Stated Maturity of any note;

  (4)
  change the provisions applicable to the redemption of any note as described under "—Optional Redemption" above (other than the notice provisions with respect to any such redemption);

  (5)
  make any note payable in money other than that stated in the note;

  (6)
  impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

  (8)
  make any change in the subordination provisions with respect to any note that would adversely affect the noteholders; or

  (9)
  make any change in, or release other than in accordance with the Indenture, the Interline Delaware Guaranty or any Subsidiary Guaranty that would adversely affect the Noteholders.

        Notwithstanding the preceding, without the consent of any holder of the notes, the Company, Interline Delaware the Subsidiary Guarantors and Trustee may amend the Indenture:

  (1)
  to cure any ambiguity, omission, defect or inconsistency;

  (2)
  to provide for the assumption by a successor Person of the obligations of the Company, or any Guarantor under the Indenture;

  (3)
  to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code);

  (4)
  to add Guarantees with respect to the notes, including any Subsidiary Guaranties, or to secure the notes;

  (5)
  to add to the covenants of the Company, Interline Delaware or a Subsidiary Guarantor for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company, Interline Delaware or a Subsidiary Guarantor;

  (6)
  to make any change that does not adversely affect the rights of any holder of the notes;

  (7)
  to conform the text of the Indenture, the notes, the Interline Delaware Guaranty and the Subsidiary Guaranties to any provision of this "Description of the Notes" to the extent that such provision in this "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the notes, the Interline Delaware Guaranty and the Subsidiary Guaranties; or

  (8)
  to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

        However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or a Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

        The consent of the holders of the notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

        After an amendment under the Indenture becomes effective, we are required to mail to holders of the notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

        The notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Satisfaction and Discharge

        When (1) we deliver to the Trustee all outstanding notes for cancellation, (2) all outstanding notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption or (3) all outstanding notes will become due and payable within one year or are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee and, in the case of clauses (2) and (3), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon to maturity or such redemption date, and if in any case we pay all other sums payable hereunder by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

        At any time, we may terminate all our obligations under the notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

        In addition, at any time we may terminate our obligations under "—Change of Control" and under the covenants described under "—Material Covenants" (other than the covenant described under "—Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiary Guarantors and Significant Subsidiaries and the judgment default provision described under "—Defaults" above and the limitations contained in clause (3) of the first paragraph under "—Material Covenants—Merger and Consolidation" above ("covenant defeasance").

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clauses (4), (6), (7) (with respect only to Significant Subsidiaries and Subsidiary Guarantors) or (8) under "—Defaults" above or because of the failure of the Company to comply with clause (3) of the first paragraph under "—Material Covenants—Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Guarantor will be released from all of its obligations with respect to the its guarantee of the notes.

        In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

        The Bank of New York Trust Company, N.A. is to be the Trustee under the Indenture. We have appointed The Bank of New York Trust Company, N.A., as Registrar and Paying Agent with regard to the notes. The Trustee is also the trustee under the indenture for the Existing Notes.

        The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

        The Holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Interline Delaware, the Company or any Subsidiary Guarantor will have any liability for any obligations of the Company or any Guarantor under the Notes, the Interline Delaware Guaranty, any Subsidiary Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

        The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "Additional Assets" means:

  (1)
  any long lived assets (other than Capital Stock) used in a Related Business, in each case including leasehold interests with respect thereto with a term in excess of one year;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "American Sanitary Acquisition" means the purchase by the Company of substantially all of the assets of American Sanitary Incorporated.

        "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

  (1)
  any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

  (2)
  all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

  (3)
  any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3) above,

  (A)
  a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

  (B)
  for purposes of the covenant described under "—Material Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under "—Material Covenants—Limitation on Restricted Payments," (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under "—Material Covenants—Merger and Consolidation" and (z) a disposition of all or any portion of the Company's direct or indirect interest in, or assets relating to, Buyers Access LLC;

    (C)
    a disposition of assets with a fair market value of less than $10.0 million;

    (D)
    the disposition of cash or Temporary Cash Investments;

    (E)
    the disposition of inventory or obsolete, damaged or worn out equipment or assets in the ordinary course of business;

    (F)
    entering into Hedging Obligations;

    (G)
    the creation of any Lien permitted under the Indenture (but not the sale or other disposition of the property subject to such Lien);

    (H)
    any transfer or sale of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Subsidiary for the fair market value thereof, including cash in an amount at least equal to 75% of the book value thereof as determined in accordance with GAAP, it being understood that, for the purposes of this clause (H), investments received in exchange for the transfer of accounts receivable and related assets will be deemed to constitute cash if the Receivables Subsidiary or other payor is required to repay such investments as soon as practicable from available cash collections less amounts required to be established as reserves pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transaction;

    (I)
    the disposition of property or assets that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

    (J)
    sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of the Company and the Restricted Subsidiaries.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

  (1)
  the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of, or redemption or similar payment with respect to, such Indebtedness multiplied by the amount of such payment by

  (2)
  the sum of all such payments.

        "Bank Indebtedness" means all Obligations pursuant to any Credit Agreement (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding).

        "Board of Directors" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

        "Borrowing Base" means, as of any date, an amount equal to:

  (1)
  85% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries on a consolidated basis, plus

  (2)
  60% of the book value of the inventory of the Company and its Restricted Subsidiaries on a consolidated basis outstanding at any time; plus

  (3)
  $100.0 million.

        "Business Day" means each day which is not a Legal Holiday.

        "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

        "Capital Stock" of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are then available prior to the date of such determination (the "Reference Period") to (y) Consolidated Interest Expense for the Reference Period; provided, however, that:

  (1)
  if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of the Reference Period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving effect on a pro forma basis to such Incurrence of Indebtedness as if such Indebtedness had been Incurred on the first day of the Reference Period;

  (2)
  if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the Reference Period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving effect on a pro forma basis to such discharge as if it had occurred on the first day of the Reference Period and as if the Company or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the Reference Period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

  (3)
  if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for the Reference Period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for the Reference Period and Consolidated Interest Expense for the Reference Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for the Reference Period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the

    Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (4)
  if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of business, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

  (5)
  if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clauses (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA and Consolidated Interest Expense for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and may include any applicable Pro Forma Adjustments). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation, to the extent that such Indebtedness was Incurred for working capital purposes.

        "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

  (1)
  interest expense attributable to Capital Lease Obligations;

  (2)
  amortization of debt discount;

  (3)
  non-cash interest expense;

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  net payments pursuant to Hedging Obligations in respect of Indebtedness;

  (6)
  accrued dividends in respect of all Disqualified Stock of such Person and any Preferred Stock of any Restricted Subsidiary of the Company to the extent held by Persons other than the Company or a Wholly Owned Subsidiary;

  (7)
  interest incurred in connection with Investments in discontinued operations; and

  (8)
  interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary;

        minus, to the extent included in such total interest expense, (i) amortization or write off of debt issuance costs and (ii) any financing fees, tender premiums, call premiums and other non-recurring expenses in connection with the Transactions. However, Consolidated Interest Expense shall be calculated excluding unrealized gains or losses with respect to Hedging Obligations and any dividends or accretion or liquidation preference on any Capital Stock of the Company that is not Disqualified Stock.

        "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

  (1)
  any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

  (A)
  subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

  (B)
  the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, but only to the extent the Company or a Restricted Subsidiary funded such net loss with cash and such funding did not constitute a Restricted Payment that reduced the amount of permitted Restricted Payments under the covenant described under "—Material Covenants—Limitation on Restricted Payments;"

  (2)
  any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than any restrictions permitted pursuant to clause (x) of paragraph (1) of the covenant described under "—Limitation on Restrictions on Distributions from Restricted Subsidiaries"), except that:

  (A)
  subject to the exclusion contained in clause (3) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

  (B)
  the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

  (3)
  any gain or loss realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

  (4)
  extraordinary gains or losses;

  (5)
  non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity based awards;

  (6)
  any non-cash goodwill impairment charges subsequent to the Issue Date resulting from the application of SFAS No. 142;

  (7)
  any amortization or write-offs of debt issuance or deferred financing costs and premiums and prepayment penalties, in each case, to the extent attributable to the Indebtedness being Refinanced or Incurred in connection with the Refinancing Transactions;

  (8)
  gains and losses realized upon the repayment or Refinancing of any Indebtedness of the Company or any Restricted Subsidiary;

  (9)
  gains and losses due solely to fluctuations in currency values and the related tax effects;

  (10)
  unrealized gains and losses with respect to Hedging Obligations;

  (11)
  the impact of any dividends or accretion of liquidation preference on any Capital Stock of the Company that is not Disqualified Stock;

  (12)
  the cumulative effect of a change in accounting principles; and

  (13)
  so long as the Company is part of a consolidated group for tax purposes with Interline Delaware or another parent company, the excess (if any) of (a) the provision for income taxes of the Company and its consolidated Subsidiaries over (b) the sum of (x) the aggregate payments to Interline Delaware (or any other parent company) described in clause (2) of the definition of "Permitted Payments to Interline Delaware" and (y) the amount of any income taxes that the Company or its Subsidiaries paid directly to a taxing authority;

in each case, for such period. Notwithstanding the foregoing (i) for the purposes of the covenant described under "—Material Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof and (ii) there shall be deducted from Consolidated Net Income in any period any Restricted Payments described in clause (1) of the definition of Permitted Payments to Interline Delaware and made during such period.

        "Consolidated Tangible Assets" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after deducting therefrom, to the extent otherwise included, the amounts of:

  (1)
  minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

  (2)
  excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors of the Company;

  (3)
  any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

  (4)
  unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

  (5)
  treasury stock;

  (6)
  cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock; and

  (7)
  Investments in and assets of Unrestricted Subsidiaries.

        "Credit Agreement" means the Existing Credit Agreement or the New Credit Agreement, as the case may be.

        "Credit Facilities" means one or more debt facilities (which may be outstanding at the same time and including any Credit Agreement) providing for revolving credit loans, term loans, letters of credit, receivables financing, commercial paper or any form of debt securities (including convertible securities) and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, extended, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or a portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Senior Indebtedness," with respect to a Person means:

  (1)
  the Bank Indebtedness; and

  (2)
  any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

  (3)
  is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the notes shall not constitute Disqualified Stock if:

  (1)
  the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the notes and described under "—Material Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "—Material Covenants—Change of Control;" and

  (2)
  any such requirement only becomes operative after compliance with such terms applicable to the notes, including the purchase of any notes tendered pursuant thereto.

        The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

        "EBITDA" for any period means the sum of Consolidated Net Income, plus the following (without duplication) to the extent deducted in calculating such Consolidated Net Income:

  (1)
  all income tax expense of the Company and its consolidated Restricted Subsidiaries;

  (2)
  Consolidated Interest Expense;

  (3)
  depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

  (4)
  all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less all non-cash items of income (other than accrual of revenue in the ordinary course of business) of the Company and its consolidated Restricted Subsidiaries; and

  (5)
  non-recurring restructuring costs and non-recurring acquisition costs and fees, including integration costs and fees, duplicative facilities closing charges, expenses and payments directly attributable to employee reduction or employee relocation (including cash severance payments) and expenses and payments directly attributable to the termination of real estate leases or real estate sales and the relocation of distribution and call center facilities or branch facilities;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted (but for any restrictions permitted pursuant to clause (x) of paragraph (1) of the covenant described under "—Limitation on Restrictions on Distributions from Restricted Subsidiaries") at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

        "Equity Offering" means any primary sale of Capital Stock (other than Disqualified Stock) of Interline Delaware (a) to the public pursuant to an effective registration statement under the Securities Act or (b) in a private placement pursuant to an exemption from the registration requirements of the Securities Act but only to the extent to which the net proceeds from such sale are contributed to the common equity of the Company.

        "Existing Credit Agreement" means the Amended and Restated Credit Agreement dated as of December 21, 2004, by and among Interline Delaware, the Company, the lenders party thereto, Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as administrative agent, and JPMorgan Chase Bank, N.A., as syndication agent, as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time, and any agreement (and related document or instrument) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such credit agreement or a successor credit agreement, whether by the same or any other lender or group of lenders.

        "Existing Notes" means the Company's outstanding 11 1/2% Senior Subordinated Notes due 2011.

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value in excess of $5.0 million will be determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a resolution of the Board of Directors of the Company.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

  (1)
  the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

  (2)
  statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board;

  (3)
  such other statements by such other entity as approved by a significant segment of the accounting profession; and

  (4)
  except as otherwise provided by the terms of the Indenture, the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantor" means Interline Delaware or any Subsidiary Guarantor.

        "Guaranty Agreement" means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the notes on the terms provided for in the Indenture.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

        "Holder" or "Noteholder" means the Person in whose name a note is registered on the Registrar's books.

        "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with "—Material Covenants—Limitation on Indebtedness:"

  (1)
  amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

  (2)
  the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms (or the accretion or accumulation of such dividends on Capital Stock); and

  (3)
  the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Indebtedness will not be deemed to be the Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

  (2)
  all Capital Lease Obligations of such Person;

  (3)
  all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  (4)
  all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

  (5)
  the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or with respect to any Preferred Stock of any Restricted Subsidiary of such Person (but excluding, in each case, accrued dividends);

  (6)
  all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

  (7)
  all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

  (8)
  to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        Notwithstanding the foregoing, (i) in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments or earn out or similar obligations to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter and (ii) Indebtedness shall not include any liability for Federal, state, local or other taxes owed or owing to any governmental entity or obligations of such Person with respect to performance and surety bonds and completion guarantees entered into in the ordinary course of business.

        In the case of Indebtedness of any Person sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

        "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

        "Interline Delaware" means Interline Brands, Inc., a Delaware corporation, and its successors and assigns.

        "Interline Delaware Guaranty" means the Guarantee by Interline Delaware of the Company's obligations with respect to the notes contained in the Indenture.

        "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value of Capital Stock, Indebtedness or other similar instruments issued by such Person.

Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

        For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under "—Material Covenants—Limitation on Restricted Payments:"

  (1)
  "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        "Issue Date" means the date on which the notes are originally issued.

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a Note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

  (1)
  all legal, title and recording tax expenses, underwriting discounts, commissions, investment banking fees and expenses, employee severance and termination costs, and other fees and expenses incurred (including, fees and expenses of counsel, brokers, finders, consultants, placement agents, accountants and investment advisors), and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

  (4)
  the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any adjustment in the sale price of such property or assets or any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including tax liabilities, pensions or other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition;

  (5)
  payments of unassumed liabilities (not constituting Indebtedness) relating to assets sold at the time of, or within 30 days after the date of, such Asset Disposition; and

  (6)
  any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of such escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "New Credit Agreement" means the Credit Agreement to be entered into on or about the Issue Date by and among Interline Delaware, the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Lehman Commercial Paper Incorporated, as syndication agent, together with the related documents thereto (including any guarantees and security documents), as amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants or other provisions) from time to time, and any agreement (and related document or instrument) governing Indebtedness incurred to Refinance (or increase), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

        "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

        "Officer" means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed by two Officers.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

        "Permitted Holders" means Parthenon Capital, Sterling Investment Partners L.P., Michael J. Grebe, William E. Sanford, William R. Pray and any Related Party of the foregoing. Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "beneficially owned" by such Permitted Holder.

        "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

  (1)
  the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

  (2)
  another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;

  (3)
  cash and Temporary Cash Investments;

  (4)
  receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

  (5)
  payroll, travel, commission, entertainment, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (6)
  loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

  (7)
  stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

  (8)
  any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "—Material Covenants—Limitation on Sales of Assets and Subsidiary Stock;"

  (9)
  any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (10)
  any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

  (11)
  any Person to the extent such Investments consist of Guarantees of Indebtedness or Hedging Obligations otherwise permitted under the covenant described under "—Material Covenants—Limitation on Indebtedness;"

  (12)
  any Person to the extent such Investment consists of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (13)
  any Person to the extent such Investment consists of loans and advances to suppliers, licensees, franchisees or customers of the Company or any of the Restricted Subsidiaries made in the ordinary course of business; provided, however, that the amount of Investments made pursuant to this clause (13) do not exceed $5.0 million at any time outstanding;

  (14)
  Persons to the extent such Investments are in existence on the Issue Date;

  (15)
  any joint venture engaged in a Related Business, to the extent such Investments, when taken together with all other Investments made pursuant to this clause (15) outstanding on the date such Investment is made, do not exceed $15.0 million;

  (16)
  a Receivables Subsidiary, or any Investment by a Receivables Subsidiary in another Person, in each case in connection with a Qualified Receivables Transaction; provided, however, that such Investment is in the form of a purchase money note, equity or residual interest or limited liability company interest; and

  (17)
  Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (17) outstanding on the date such Investment is made, do not exceed the greater of (x) $25.0 million and (y) 4% of Total Assets.

        "Permitted Payments to Interline Delaware" means, without duplication as to amounts:

  (1)
  any Restricted Payment made to Interline Delaware (or any other parent company) to be used by Interline Delaware (or such parent company) solely (A) to pay its franchise taxes and other fees required to maintain its corporate existence, (B) to pay for general corporate and overhead expenses (including salaries and other compensation of the employees and directors, board activities, insurance, legal (including litigation, judgments and settlements), accounting, corporate reporting, administrative and other general operating expenses) incurred by Interline Delaware (or such parent company) in the ordinary course of business and (C) to pay expenses incurred in connection with offerings of securities, debt financings or acquisition or disposition transactions; provided, however, that all such Restricted Payments pursuant to this clause (1) shall not exceed in the aggregate $10.0 million per year; and

  (2)
  payments to Interline Delaware (or any other parent company) in respect of income taxes of the Company and its any Subsidiaries ("Tax Payments"); provided, however, that the aggregate Tax Payments shall not exceed (i) the aggregate amount of the relevant tax (including any penalties and interest) that the Company would owe after the Issue Date for United States Federal, state and local income tax purposes filing a separate tax return (or a consolidated or combined return with any Subsidiaries of the Company that are members of a consolidated or combined group with Interline Delaware (or such parent company), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and its Subsidiaries, less (ii) the amount of any income taxes that the Company or its Subsidiaries pay directly to a taxing authority after the Issue Date.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

        "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

        "Pro Forma Adjustments" means, with respect to any period, the reduction in costs or other adjustments, as applicable, that are

  (1)
  directly attributable to a business or asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and as applied as of the Issue Date;

  (2)
  implemented by the business that was the subject of any such asset acquisition within one year prior to the date of the business or asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business; or

  (3)
  subject to a plan being implemented or to be implemented by the Company or any Restricted Subsidiary in connection with the business being acquired and reasonably likely to be completed within one year following such acquisition and that are supportable and quantifiable by the underlying accounting records of the Company, such Restricted Subsidiary or such business as set forth in an officer's certificate from the Chief Financial Officer of the Company;

in each case as if all such reductions in costs or other adjustments had been effected as of the beginning of such period.

        "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells, conveys or otherwise transfers to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

        "Receivables Subsidiary" means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable or related assets (including contract rights) and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any of its Restricted Subsidiaries (but excluding customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset (including contract rights) of the Company or any of its Restricted Subsidiaries (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than customary fees payable in connection with servicing accounts receivable and (c) with which neither the Company or any of its Restricted Subsidiaries has any obligation to maintain or preserve such Subsidiary's financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, replace, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

  (1)
  such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

  (2)
  such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

  (3)
  such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus (i) accrued interest on the Indebtedness being Refinanced and (ii) fees and expenses, including any premium and defeasance or discharge costs) under the Indebtedness being Refinanced; and

  (4)
  if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Related Business" means any business (including, without limitation, the maintenance, repair and operations products distribution business) in which the Company or any of its Restricted Subsidiaries was engaged on the Issue Date, any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date, any business that is a reasonable extension of, or is necessary or desirable to facilitate, any such business engaged in by the Company on the Issue Date or any business to the extent it is immaterial in size compared to the Company's business as a whole

        "Related Party" means (1) any controlling stockholder, controlling member, general partner, majority owned Subsidiary, or spouse or immediate family member (in the case of an individual) of any Permitted Holder, (2) any estate, trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons holding a controlling interest of which consist solely of one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1), or (3) any executor, administrator, trustee, manager, director or other similar fiduciary of any Person referred to in the immediately preceding clause (2) acting solely in such capacity.

        "Representative" means, any trustee, agent or representative (if any) for an issue of Senior Indebtedness.

        "Restricted Payment" with respect to any Person means:

  (1)
  the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or through accretion or accumulation of such dividends on such Capital Stock and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

  (2)
  the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than the Company or a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

  (3)
  the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

  (4)
  the making of any Investment (other than a Permitted Investment) in any Person.

        "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

        "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

        "Senior Indebtedness" means with respect to any Person:

  (1)
  Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

  (2)
  all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate or pari passu in right of payment to the Notes or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

  (1)
  any obligation of such Person to the Company or any Subsidiary of the Company;

  (2)
  any liability for Federal, state, local or other taxes owed or owing by such Person;

  (3)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

  (4)
  any Indebtedness or other Obligation of such Person which is by its express terms subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person;

  (5)
  that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (5) if the holders of such obligation or their Representative shall have received an Officers' Certificate of the Company to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture); or

  (6)
  any obligations of such Person with respect to any Capital Stock.

        "Senior Subordinated Indebtedness" means, with respect to a Person, the notes and the Existing Notes (in the case of the Company), the Subsidiary Guaranty and the guarantee of the Existing Notes (in the case of a Subsidiary Guarantor) and the Interline Delaware Guaranty (in the case of Interline Delaware) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank pari passu with the notes or such Subsidiary Guaranty or the Interline Delaware Guaranty, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

        "Subordinated Obligation" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the notes or a Subsidiary Guaranty or the Interline Delaware Guaranty, of such Person, as the case may be, pursuant to a written agreement to that effect.

        "Subsidiary" means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

  (1)
  such Person;

  (2)
  such Person and one or more Subsidiaries of such Person; or

  (3)
  one or more Subsidiaries of such Person.

        "Subsidiary Guarantor" means Wilmar Holdings, Inc., Wilmar Financial, Inc., Glenwood Acquisition LLC and each other Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

        "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

        "Temporary Cash Investments" means any of the following:

  (1)
  any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

  (2)
  investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money market fund sponsored by a registered broker dealer or mutual fund distributor;

  (3)
  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

  (4)
  investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

  (5)
  investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

        "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's consolidated balance sheet for the most recently ended fiscal quarter for which internal financial statements are available.

        "Trustee" means The Bank of New York Trust Company, N.A., until a successor replaces it and, thereafter, means the successor.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C.—77aaa-77bbbb) as in effect on the Issue Date.

        "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "—Material Covenants—Limitation on Restricted Payments."

        The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "—Material Covenants—Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a general summary of certain material United States federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion applies only to a holder of a note that acquires the note pursuant to this offering at the initial offering price. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated and proposed thereunder, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. No ruling has been or will be sought from the IRS regarding any matter discussed herein. Our counsel has not rendered any legal opinion to us regarding any tax consequences relating to an investment in the notes. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. This discussion is limited to investors that hold the notes as capital assets (generally for investment purposes). Furthermore, this discussion does not address all aspects of United States federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under United States federal income tax law, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, partnership or other pass-through entities or investors in such entities, dealers in securities or currencies, persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated investment persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, and holders whose functional currency is not the U.S. dollar. Furthermore, except to the extent set forth below, this discussion does not address any United States federal gift tax laws or any state, local or foreign tax laws. Prospective investors are urged to consult their tax advisors regarding the United States federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of the notes.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of a note that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation that is created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (B) that has made a valid election to be treated as a United States person for United States federal income tax purposes. The term "non-U.S. holder" means a beneficial owner of notes that is not a U.S. holder nor a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes).

        If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) owns notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that own the notes should consult their tax advisors as to the particular United States federal income tax consequences applicable to them.

U.S. Holders

        The following discussion is limited to certain material U.S. federal income tax consequences relevant to U.S. holders. Certain material U.S. federal income tax consequences relevant to non-U.S. holders are discussed separately below.

  Interest

        Payments of interest on the notes generally will be taxable to a U.S. holder as ordinary interest income at the time such payments are accrued or received, in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes.

  Sale, Exchange or Disposition of a Note

        A sale or other disposition of a note generally will result in capital gain or loss equal to the difference between the amount of cash plus the fair market value of other property received for the note and the U.S. holder's adjusted tax basis in the note (except to the extent that such cash or other property is attributable to the payment of accrued and unpaid interest not previously included in income, which amount will be taxable as ordinary income). A U.S. holder's tax basis in a note will generally be the cost of such note to the U.S. holder. Capital gain or loss recognized on the sale or other disposition of a note held for more than one year will be long-term capital gain or loss. In the case of a non-corporate U.S. holder, any such long-term capital gain will be subject to tax at a reduced rate. Certain limitations apply to the deductibility of capital losses.

  Information Reporting and Backup Withholding

        A U.S. holder of a note may be subject to information reporting and "backup withholding" with respect to certain "reportable payments," including interest payments and, under certain circumstances, principal payments on and gross proceeds from the disposition of a note. The backup withholding rules apply if the U.S. holder, among other things, (i) fails to properly furnish its social security number or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) fails to properly report the receipt of interest or dividends or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. holder is not subject to backup withholding. A U.S. holder that does not provide us with its correct TIN also may be subject to penalties imposed by the IRS. Backup withholding will not apply with respect to payments made to certain holders, including corporations and tax-exempt organizations, provided their exemptions from backup withholding are properly established. We will report annually to the IRS and to each U.S. holder of a note the amount of any reportable payments and the amount, if any, of tax withheld with respect to such payments. Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules will be allowed as a refund or a credit against such U.S. holder's U.S. federal income tax liability, provided that the requisite procedures are followed and certain information is provided to the IRS.

Non-U.S. Holders

        The rules governing U.S. federal income taxation of non-U.S. holders are complex. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the notes, including any reporting requirements.

  Interest

        A non-U.S. holder will generally not be subject to United States federal income or withholding tax on payments of interest on the notes provided that (i) such interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and (ii) the non-U.S. holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly or constructively through stock ownership, (C) is not a bank receiving interest described in

Section 881(c)(3)(A) of the Code, and (D) satisfies certain certification requirements under penalty of perjury (generally through the provision of a properly executed IRS Form W-8BEN).

        If interest on the notes is not effectively connected with the conduct of a trade or business in the United States by a non-U.S. holder, but such non-U.S. holder cannot satisfy the other requirements outlined in the preceding sentence, interest on the notes will generally be subject to United States withholding tax at a 30% rate unless a treaty applies to reduce or eliminate such withholding tax and the non-U.S. holder properly certifies as to its entitlement to the treaty benefits under penalty of perjury (generally through the provision of a properly executed IRS Form W-8BEN). If interest on the notes is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder, and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base within the United States, then the non-U.S. holder will generally be subject to United States federal income tax on such interest in the same manner as if such holder were a U.S. holder if such non-U.S. holder provides a properly executed IRS Form W-8ECI. A non-U.S. holder that is a foreign corporation may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate).

  Sale, Exchange or Other Disposition of Notes

        A non-U.S. holder will generally not be subject to United States federal withholding tax with respect to gain recognized on the sale, exchange or other disposition of notes. A non-U.S. holder will also generally not be subject to United States federal income tax with respect to such gain unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the non-U.S. holder and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, (ii) in the case of a non-U.S. holder that is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied or (iii) the gain represents accrued but unpaid interest not previously included in income, in which case the rules regarding interest would apply. In the case described above in (i), gain or loss recognized on the disposition of such notes will generally be subject to United States federal income taxation in the same manner as if such gain or loss were recognized by a U.S. holder, and, in the case of a non-U.S. holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty rate). In the case described above in (ii), the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% (or a lower applicable treaty rate) on any capital gain recognized on the disposition of notes, which may be offset by certain United States source capital losses.

  Federal Estate Tax

        A note that is held (or treated as held) by an individual who, at the time of death, is not a citizen or resident of the United States (as defined for United States federal estate tax purposes) will not be subject to United States federal estate tax provided that at the time of death, (i) such individual is not a shareholder owning actually or constructively 10% or more of the total combined voting power of all classes of stock entitled to vote and (ii) payments of interest with respect to such notes would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

  Information Reporting and Backup Withholding

        A non-U.S. holder will generally be required to comply with certain certification procedures in order to establish that such holder is not a United States person in order to avoid backup withholding tax (currently at a rate of 28%) with respect to payments of principal and interest on or the proceeds of a disposition of the notes. Such certification procedures will generally be satisfied through the provision of a properly executed IRS Form W-8BEN (or other appropriate form). In addition, we must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of any interest paid to such non-U.S. holder, regardless of whether any tax was actually withheld. Copies of the information returns reporting such interest payments and the amount of any tax withheld may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a non-U.S. holder's United States federal income tax liability provided the required information is provided to the IRS.

UNDERWRITING

        The Issuer intends to offer the notes through the underwriters. Lehman Brothers Inc. and J.P. Morgan Securities Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement among Interline Delaware, the Issuer, the subsidiary guarantors and the underwriters, the Issuer has agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from the Issuer, the principal amount of the notes listed opposite their names below:

Underwriters	Aggregate Principal Amount of Notes to be Purchased
Lehman Brothers Inc.	$
J.P. Morgan Securities Inc.
Credit Suisse Securities (USA) LLC
Banc of America Securities LLC
SunTrust Capital Markets, Inc.
Wachovia Capital Markets, LLC

Total		$175,000,000

        The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        Interline Delaware, the Issuer and the subsidiary guarantors have, jointly and severally, agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriters have advised Interline Delaware and the Issuer that they propose initially to offer the notes to the public at the public offering price specified on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of    % of the principal amount of the notes to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

        The expenses of the offering, not including the underwriting discount, are estimated to be $1.6 million and are payable by the Issuer.

New Issue of Notes

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice. We cannot assure that an active public market for the notes will develop or that any trading market that does develop for the notes will be liquid. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in connection with the offering, i.e., if they sell more notes than are specified on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

        Some of the underwriters and their affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for us in the ordinary course of business, for which they have received and will receive customary compensation. Lehman Brothers Inc., J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC were underwriters of our initial public offering and a secondary public offering in August 2005. In addition, affiliates of Lehman Brothers Inc., J.P. Morgan Securities Inc., Credit Suisse Securities (USA) LLC, Banc of America Securities LLC and SunTrust Capital Markets, Inc. are acting as agents and/or lenders under our new credit facility and affiliates of all of the underwriters are agents and/or lenders under our existing credit facility. All amounts outstanding under our existing credit facility are expected to be repaid in connection with the Transactions. Credit Suisse Securities (USA) LLC and Lehman Brothers Inc. are acting as dealer managers and solicitation agents in the tender offer and consent solicitation for the existing notes. Finally, Lehman Brothers, Inc. is acting as our financial advisor in connection with the American Sanitary Acquisition for which it may receive a customary fee.

LEGAL MATTERS

        Certain legal matters will be passed on for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain matters of New Jersey law will be passed on by Dechert LLP. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York. Paul, Weiss, Rifkind, Wharton & Garrison LLP has represented Parthenon Capital and certain of its affiliates, which in the aggregate beneficially own more than five percent of Interline Delaware's outstanding common stock, from time to time, and certain members of such firm own an indirect interest in J&R Founders Fund, an affiliate of Parthenon Capital and a stockholder of Interline Delaware.

PROSPECTUS

INTERLINE BRANDS, INC.
a Delaware corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants,
Guarantees, Purchase Contracts and Units

INTERLINE BRANDS, INC.
a New Jersey corporation
and a wholly-owned subsidiary of Interline Brands

Debt Securities and Guarantees

        We, Interline Brands, Inc., a Delaware corporation ("Interline Brands"), from time to time may use this prospectus to offer to sell:

  •
  shares of common stock;

  •
  shares of preferred stock;

  •
  depositary shares representing an interest in a fractional share or multiple shares of preferred stock evidenced by a depositary receipt;

  •
  debt securities, which may consist of debentures, notes or other types of debt;

  •
  warrants to purchase debt securities, preferred stock, common stock or depositary shares, or any combination of them;

  •
  guarantees of the debt securities of Interline Brands, Inc. a New Jersey corporation and our wholly-owned principal operating subsidiary ("Interline New Jersey");

  •
  purchase contracts, which obligate Interline Brands to sell, and the holders thereof to purchase, an indeterminate number of debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants of Interline Brands or government securities; and

  •
  units consisting of any combination of two or more of the securities being registered hereby.

        Certain stockholders of Interline Brands (the "selling stockholders") from time to time may use this prospectus to offer to sell shares of common stock.

        Interline New Jersey from time to time may use this prospectus to offer to sell:

  •
  debt securities, which may consist of debentures, notes or other types of debt; and

  •
  guarantees of the debt securities of Interline Brands.

        In addition, some of our direct and indirect subsidiaries may guarantee our or Interline New Jersey's debt securities offered under this prospectus. Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "IBI." Any common stock sold under this prospectus, as it may be supplemented, will be listed on the NYSE, subject to official notice of issuance.

        Each time we, Interline New Jersey or the selling stockholders offer securities, we will provide specific terms of any offering in supplements to this prospectus or in documents that we incorporate by reference into this prospectus. The prospectus supplements or documents that we incorporate by reference may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement or documents we incorporate by reference carefully before you invest.

        We, Interline New Jersey or the selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. The net proceeds to us, Interline New Jersey or the selling stockholders from the sale of securities also will be set forth in the applicable prospectus supplement.

        Investing in the securities offered by this prospectus involves risks that are described in the "Risk Factors" section beginning on page 4 of this prospectus.

        Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 24, 2006.

i

ABOUT THIS PROSPECTUS

        Reference in this prospectus to "we," "us," "our" and "Interline Brands" are to Interline Brands, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries. Reference to "Interline New Jersey" are to Interline Brands, Inc., a New Jersey corporation and our wholly-owned principal operating subsidiary. For more information see "The Companies."

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). We have omitted certain parts of the registration statement from the prospectus in accordance with the rules and regulations of the SEC. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits thereto can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

        The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website, http://www.interlinebrands.com, under "Investor Relations—SEC filings." Information contained in our Internet website does not constitute a part of this prospectus.

        By using a shelf registration statement, we, Interline New Jersey or the selling stockholders may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus only provides you with a general description of the securities we may offer. Each time we, Interline New Jersey or the selling stockholders sell securities, we will provide specific information about the terms of those securities in a prospectus supplement or a separate filing made with the SEC that we incorporate by reference. The prospectus supplement or supplemental filing that is incorporated by reference may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or supplemental filing that is incorporated by reference, together with the additional information described below under the heading "Incorporation By Reference".

        We, Interline New Jersey and the selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any document that is filed by each of Interline Brands and Interline New Jersey with the SEC at the SEC's Public Reference Room, 100 F. Street, N.E., Washington D.C. 20549. Copies of such information filed with the SEC may be obtained at prescribed rates from the Public Reference Section. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also obtain such SEC filings from the SEC's website at http://www.sec.gov. Materials that Interline Brands has filed may also be inspected at the library of the NYSE, 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

        This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (File No. 001-32380). These documents contain important information about us.

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  Our Annual Report on Form 10-K for the year ended December 30, 2005;

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  Our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2006;

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  Our Current Reports on Form 8-K filed with the SEC on March 17, 2006 and May 15, 2006; and

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  All other documents filed by Interline Brands pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering.

        You should rely only on the information contained in this document or that information to which this prospectus has referred you by reference. We have not authorized anyone to provide you with any additional information.

        Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You can obtain any of the documents incorporated by reference in this prospectus from the SEC on its website (http://www.sec.gov). You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference into the registration statement), by requesting them in writing or by telephone at the following address:

Interline Brands, Inc.
801 West Bay Street
Jacksonville, Florida 32204
Telephone: (904) 421 1400
Attention: Corporate Secretary

        Except as provided above, no other information, including information on our web site, is incorporated by reference into this prospectus.

THE COMPANIES

  Interline Brands

        We are a leading national distributor and direct marketer of specialty maintenance, repair and operations, or "MRO," products. We stock over 50,000 plumbing, electrical, hardware, security hardware, heating, ventilation and air conditioning and other MRO products and sell to approximately 160,000 active customer accounts. Our products are primarily used for the repair, maintenance, remodeling and refurbishment of properties and non-industrial facilities. We are able to realize higher operating margins by focusing on repair, maintenance, remodeling and refurbishment customers, who generally make smaller, more frequent purchases and require high levels of service. Our diverse customer base includes facilities maintenance customers, which consist of multi-family housing, educational, lodging and health care facilities; professional contractors who primarily repair and maintain properties and non-industrial facilities; and specialty distributors, including plumbing and hardware retailers. Our customers range in size from individual contractors and independent hardware stores to apartment management companies and national purchasing groups.

        We market and sell our products primarily through nine distinct and targeted brands, each of which is nationally recognized in the markets we serve for providing premium products at competitive prices with reliable same-day or next-day delivery. Wilmar, Sexauer and Maintenance USA brands generally serve our facilities maintenance customers; Barnett, U.S. Lock, Sun Star and Copperfield brands generally serve our professional contractor customers; Hardware Express and AF Lighting brands generally serve our specialty distributors customers. Our multi-brand operating model, which we believe is unique in the industry, allows us to use a single platform to deliver tailored products and services to meet the individual needs of each respective customer group served. We reach our markets using a variety of sales channels, including a sales force of approximately 400 field sales representatives, over 370 telesales and customer service representatives, a direct marketing program of approximately five million pieces annually, brand-specific websites and a national accounts sales program. We deliver our products through our network of 53 regional distribution centers, 22 professional contractor showrooms located throughout the United States and Canada, a national distribution center, or "NDC", in Nashville, Tennessee, 15 vendor managed inventory locations at large professional contractor customer locations and a dedicated fleet of trucks. Our broad distribution network allows us the ability to provide reliable, same-day or next-day delivery service to 98% of the U.S. population.

        We were incorporated as a Delaware corporation, and as a result of a reincorporation merger in connection with our initial public offering in December 2004, we became the sole shareholder of Interline New Jersey. We are a holding company whose principal asset is the capital stock of Interline New Jersey.

  Interline New Jersey

        Interline New Jersey is the principal operating subsidiary of Interline Brands. Interline New Jersey originally conducted its business through Wilmar Industries, Inc., a New Jersey corporation incorporated in 1978, and initially focused on marketing and distributing MRO products to multi-family housing facilities. In January 1996, Wilmar Industries successfully completed an initial public offering. From 1996 through 1999, it acquired several MRO distribution companies, including the Sexauer Group. In May 2000, an investor group acquired Wilmar in a buy-out of the public shareholders of Wilmar pursuant to a going-private merger and recapitalization transaction. In September 2000, Wilmar completed its acquisition of Barnett Inc., and in June 2001, Wilmar was renamed Interline Brands, Inc.

  Recent Developments

        On May 23, 2006, we entered into an agreement to acquire substantially all of the assets of American Sanitary Incorporated, a leading national distributor of janitorial and sanitary supplies, for a cash purchase price of $127.5 million, subject to working capital and other closing adjustments. The acquisition is expected to close in July 2006, subject to customary closing conditions. We have received debt financing commitments to fund the acquisition. We also expect to refinance our existing indebtedness, including the 11 1/2% senior subordinated notes due 2011, or the "11.5% notes," of Interline New Jersey.

RISK FACTORS

        An investment in the securities offered by this prospectus involves risks. You should consider carefully the following information about these risks, together with the other information contained in this prospectus, in any prospectus supplement or in our filings with the SEC, which are incorporated by reference into this prospectus, before making an investment in the securities. Any of the risk factors we describe below could adversely affect our business, results of operations and financial condition and could result in a loss of your investment. Certain statements in "Risk Factors" are forward-looking statements. See "Forward-Looking Statements."

Risks Relating to Our Business

Disruption in our information technology system could significantly lower our revenues and profitability.

        Our operations are dependent upon our information technology system that encompasses all of our major business functions. We rely upon our information technology system to manage and replenish inventory, to fill and ship customer orders on a timely basis and to coordinate our sales and marketing activities across all of our brands. We believe that our information technology system plays a key role in our ability to achieve operating and financial efficiencies. Any substantial disruption of our information technology system for any prolonged time period could result in delays in receiving inventory and supplies or filling customer orders and, accordingly, could significantly lower our revenues and profitability.

Disruption in our national distribution center could significantly lower our revenues and profitability.

        We currently maintain a national distribution center located in Nashville, Tennessee, which is essential to the efficient operation of our national distribution network. Any serious disruption to this distribution center due to fire, earthquake, act of terrorism or any other cause could damage a significant portion of our inventory and could materially impair our ability to distribute our products to our customers. In addition, we could incur significantly higher costs and longer lead times associated with distributing our products to our customers during the time that it takes for us to reopen or replace the center. As a result, any such disruption could significantly lower our revenues and profitability.

We operate in a highly competitive industry and if we are unable to compete successfully we could lose customers and our sales may decline.

        The MRO product distribution industry is highly competitive. We face significant competition from national and regional distributors which market their products through the use of direct sales forces as well as direct marketing and catalogs. In addition, we face competition from traditional channels of distribution such as retail outlets, small dealerships and large warehouse stores and from buying groups formed by smaller distributors, Internet-based procurement service companies, auction businesses and trade exchanges. We expect that new competitors may develop over time as Internet-based enterprises become more established and reliable and refine their service capabilities.

        In addition, the MRO product distribution industry is undergoing changes driven by industry consolidation and increased customer demands. Traditional MRO product distributors are consolidating operations and acquiring or merging with other MRO product distributors to achieve economies of scale and increase efficiency. For example, two of our competitors, Hughes Supply and Hughes MRO, have agreed to be acquired by Home Depot, which is our competitor as well. This consolidation trend could cause the industry to become more competitive and make it more difficult for us to maintain our operating margins.

        Competition in our industry is primarily based upon product line breadth, product availability, service capabilities and price. To the extent that existing or future competitors seek to gain or retain market share by reducing price or by increasing support service offerings, we may be required to lower our prices or to make additional expenditures for support services, thereby reducing our profitability.

Slowdowns in general economic activity and other unforeseen events may detrimentally impact our customers and thereby significantly reduce our revenues and profitability.

        The MRO product distribution industry is affected by changes in economic conditions outside our control, including national, regional and local slowdowns in general economic activity and job markets, which can result in increased vacancies in the residential rental housing market and a general decrease in product demand from professional contractors and specialty distributors. For example, the slowdown in economic activity during 2002 and 2003 resulted in less apartment unit refurbishment and renovation which reduced demand for our products and depressed revenue growth. Economic slowdowns, adverse economic conditions or cyclical trends in our customer markets and other unforeseen events, such as terrorist attacks or armed hostilities, could negatively affect our industry or the industries in which our customers operate and significantly reduce our revenues and profitability.

Loss of key suppliers, lack of product availability or loss of delivery sources could decrease our revenues and profitability.

        We believe our ability to offer a combination of well-recognized product lines and high-quality, low-priced private label product lines has been a significant factor in attracting and retaining many of our customers and is one of our core competitive strengths. Our ability to offer a wide variety of products to our customers is dependent upon our ability to obtain adequate product supply from manufacturers or other suppliers. While in many instances we have agreements, including supply chain agreements, with our suppliers, these agreements are generally terminable by either party on limited notice. The loss of, or a substantial decrease in the availability of, products from our suppliers, or the loss of our key supplier agreements, could cause our revenues and profitability to decrease. In addition, supply interruptions could arise from shortages of raw materials, labor disputes or weather conditions affecting products or shipments, transportation disruptions or other factors beyond our control. Loss of a key foreign supplier could disrupt our supply chain for approximately 60 to 90 days, or longer, and loss of key suppliers from an individual country could result in disruptions of approximately 120 to 150 days, or longer. Short and long term disruptions in our supply chain would result in higher inventory levels as we replace similar product domestically, a higher cost of product and ultimately a decrease in our revenues and profitability. A disruption in the timely availability of our product by our key suppliers could result in a decrease in our revenues and profitability.

        Our ability to both maintain our existing customer base and to attract new customers is dependent in many cases upon our ability to deliver products and fulfill orders in a timely and cost-effective manner. To ensure timely delivery of our products to our customers, we frequently rely on third parties, including couriers such as UPS and other national shippers as well as various local and regional trucking contractors. Outsourcing this activity generates a number of risks, including decreased control over the delivery process and service timeliness and quality. Any sustained inability of these third parties to deliver our products to our customers could result in the loss of customers or require us to seek alternative delivery sources, if they are available, which may result in significantly increased costs and delivery delays. Furthermore, the need to identify and qualify substitute service providers or increase our internal capacity could result in unforeseen operations problems and additional costs. Moreover, if customer demand for our products increase, we may be unable to secure sufficient additional capacity from our current service providers, or others, on commercially reasonable terms, if at all.

In some cases we are dependent on long supply chains, which may subject us to interruptions in the supply of many of the products that we distribute.

        A significant portion of the products that we distribute is imported from foreign countries, including China. We are thus dependent on long supply chains for the successful delivery of many of our products. The length and complexity of these supply chains make them vulnerable to numerous risks, many of which are beyond our control, which could cause significant interruptions or delays in delivery of our products. Factors such as labor disputes, currency fluctuations, changes in tariff or import policies, severe weather or terrorist attacks or armed hostilities may disrupt these supply chains. We expect more of our name brand and private label products will be imported in the future, which will further increase these risks. A significant interruption in our supply chains caused by any of the above factors could result in increased costs or delivery delays and result in a decrease in our revenues and profitability.

Fluctuations in the cost of raw materials, fuel prices or in currency exchange rates could significantly reduce our revenues and profitability.

        As a distributor of manufactured products, our profitability is tied to the prices we pay to the manufacturers from which we purchase our products and to the cost of transporting the products to us and our customers. The price that our suppliers charge us for our products is dependent in part upon the availability and cost of the raw materials used to produce those products. Such raw materials are often subject to price fluctuations, frequently due to factors beyond our control, including changes in supply and demand, general U.S. and international economic conditions, labor costs, competition and government regulations. Transportation prices are significantly dependent on fuel prices, which generally change due to factors beyond our control, such as changes in worldwide demand, disruptions in supply, changes in the political climate in the Middle East and other regions and changes in government regulations. Fluctuations in fuel prices may increase our costs and significantly reduce our revenues and profitability.

        In addition, many of our suppliers price their products in currencies other than the U.S. dollar or incur costs of production in non-U.S. currencies. Accordingly, depreciation of the U.S. dollar against foreign currencies could increase the price we pay for these products. For example, a substantial portion of our products are sourced from suppliers in China. On July 21, 2005, the People's Bank of China announced that the Yuan will no longer be pegged to the U.S. dollar, but will be allowed to float in a band (and, to a limited extent, increase in value) against a basket of foreign currencies, a move that increases the risk that Chinese-sourced products could become more expensive for us. Adverse currency fluctuations and increases in the costs of raw materials, such as copper prices, have occurred in the past and have impacted our operating results. If currency or fuel price fluctuations or cost increases recurred in the future and were prolonged, our revenues and profitability could be significantly diminished.

The loss of any of our significant customers could significantly reduce our revenues and profitability.

        Our 10 largest customers generated approximately $14.0 million, or 6.2% of our sales in the three months ended March 31, 2006, and our largest customer accounted for approximately 2.8% of our sales in the three months ended March 31, 2006. The loss of one or more of our significant customers or deterioration in our relations with any of them could significantly reduce our revenues and profitability.

We may not be able to facilitate our growth strategy by identifying or completing transactions with attractive acquisition candidates, which could impede our revenues and profitability.

        Our acquisitions of Barnett in 2000, Florida Lighting in 2003, and Copperfield in 2005 have contributed significantly to our growth. An important element of our growth strategy is to continue to seek additional businesses to acquire in order to add new customers within our existing markets and to acquire brands in new markets. We cannot assure you that we will be able to identify attractive acquisition candidates or complete the acquisition of any identified candidates at favorable prices and upon advantageous terms and conditions. Furthermore, we believe that our industry is currently in a process of consolidation, and competition for attractive acquisition candidates is therefore likely to escalate, thereby limiting the number of acquisition candidates or increasing the overall costs of making acquisitions. Difficulties we may face in identifying or completing acquisitions could impede our revenue growth and profitability.

We cannot assure you that we will be able to successfully complete the integration of future acquisitions or manage other consequences of our acquisitions, which could impede our ability to remain competitive and, ultimately, our revenues and profitability.

        Acquisitions involve significant risks and uncertainties, including difficulties integrating acquired personnel and other corporate cultures into our business, the potential loss of key employees, customers or suppliers, the assumption of liabilities and exposure to unforeseen liabilities of acquired companies, the difficulties in achieving target synergies and the diversion of management attention and resources from existing operations. Although we have been successful in the past in integrating acquisitions, we may not be able to fully integrate the operations of future acquired businesses with our own in an efficient and cost-effective manner or without significant disruption to our existing operations. We may also be required to incur additional debt in order to consummate acquisitions in the future, such debt may be substantial and may limit our flexibility in using our cash flow from operations. Our failure to integrate future acquired businesses effectively or to manage other consequences of our acquisitions, including increased indebtedness, could impede our ability to remain competitive and, ultimately, our revenues and profitability.

We may be unable to retain senior executives and attract and retain other qualified employees which might hinder our growth and could impede our ability to run our business and potentially reduce our revenues and profitability.

        Our success depends in part on our ability to attract, hire, train and retain qualified managerial, sales and marketing personnel. We face significant competition for these types of personnel in our industry. We may be unsuccessful in attracting and retaining the personnel we require to conduct and expand our operations successfully and, in such an event, our revenues and profitability could decline. In addition, key personnel may leave us and compete against us. Our success also depends to a significant extent on the continued service of our senior management team. The loss of any member of our senior management team or other qualified employees could impair our ability to execute our business plan and growth strategy, cause us to lose customers and reduce our net sales, or lead to employee morale problems and/or the loss of key employees.

We may not be able to protect our trademarks, which could diminish the strength of our trademarks or limit our ability to use our trademarks and, accordingly, undermine our competitive position.

        We believe that our trademarks are important to our success and our competitive position. For instance, we market and sell products primarily through nine distinct and targeted brands: Wilmar®, Sexauer®, Maintenance USA®, Barnett®, Hardware Express®, U.S. Lock®, SunStar®, Copperfield™ and AF Lighting™. We believe many of our customers have developed strong consumer loyalty to these targeted brands. Accordingly, we devote resources to the establishment and protection of our trademarks, including with respect to our brand names and our private product labels. However, the actions we have taken may be inadequate to prevent imitation of our brands and concepts by others or to prevent others from claiming violations of their trademarks and proprietary rights by us. In addition, others may assert rights in our trademarks. Our exclusive rights to our trademarks are subject to the common law rights of any other person who began using the trademark (or a confusingly similar mark) prior to the date of federal registration. Future actions by third parties may diminish the strength of our trademarks or limit our ability to use our trademarks and, accordingly, undermine our competitive position.

We could face potential product quality and product liability claims relating to the products we distribute, which could result in a decline in revenues and profitability and negatively impact customer confidence.

        We rely on manufacturers and other suppliers to provide us with the products we sell and distribute. As we do not have direct control over the quality of the products manufactured or supplied by such third party suppliers, we are exposed to risks relating to the quality of the products we distribute. It is possible that inventory from a manufacturer or supplier could be sold to our customers and later be alleged to have quality problems or to have caused personal injury, subjecting us to potential claims from customers or third parties. The risk of claims may be greater with respect to our private label products, as these products are customarily manufactured by third party suppliers outside the United States, particularly in China. We have been subject to claims in the past, which have been resolved without material financial impact. While we currently maintain insurance coverage to address these types of liabilities, we cannot assure you that we will be able to obtain such insurance on acceptable terms in the future, if at all, or that any such insurance will provide adequate coverage against potential claims. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant time periods, regardless of the ultimate outcome. An unsuccessful product liability defense could be very costly and, accordingly, result in a decline in revenues and profitability. In addition, the interpretations of some laws, regulations and rules are not always uniform because a number of Chinese laws and regulations are relatively new and the Chinese legal system is still evolving. Such uncertainties with respect to the Chinese legal system may adversely affect us in resolving claims arising from our private label products manufactured in China. Finally, even if we are successful in defending any claim relating to the products we distribute, claims of this nature could negatively impact customer confidence in our products and our company.

Risks Relating to Debt Securities

Interline Brands is a holding company, and our only material source of cash is dividends and distributions from Interline New Jersey.

        We are a holding company with no material business operations of our own. Our most significant asset is the capital stock of Interline New Jersey. We conduct virtually all of our business operations through Interline New Jersey. Accordingly, our only material sources of cash are dividends and distributions with respect to our ownership interests in Interline New Jersey that are derived from the earnings and cash flow generated by Interline New Jersey. Our ability to pay principal and interest on any debt securities depends in part on the ability of Interline New Jersey to declare and distribute dividends or to advance money to us. The debt instruments of Interline New Jersey, primarily the credit facility and the indenture governing the terms of the 11.5% notes contain significant restrictions on the payment of dividends and distributions to us by Interline New Jersey. Accordingly, if our financial condition were to deteriorate, we may encounter difficulty in meeting our debt obligations.

        As a result of our holding company structure, in the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of Interline New Jersey, all of its creditors would be entitled to payment in full out of its assets before we, as shareholder, would be entitled to any payment. Interline New Jersey would have to pay its direct creditors in full before our creditors, including holders of common stock, preferred stock or debt securities of Interline Brands, could receive any payment from Interline New Jersey's assets.

Our indebtedness may limit our cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations.

        As of March 31, 2006, our total indebtedness was $292.1 million, of which $10.3 million was outstanding in the form of letters of credit. We had approximately $89.7 million in additional revolving loan availability under the $100.0 million revolving loan facility of Interline New Jersey. Our indebtedness could have important consequences, including:

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  our debt could limit our ability to obtain additional financing on satisfactory terms in the future for working capital, capital expenditures, acquisitions and other general corporate purposes;

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  a significant portion of our cash flow from operations must be dedicated to the payment of principal and interest on our debt, which will reduce the funds available to us for our operations;

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  some of our debt is, and will continue to be, at variable rates of interest, which may result in higher interest expense in the event of increases in interest rates;

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  our debt could limit our flexibility in planning for, or reacting to, changes in our business or our industry;

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  our debt may potentially place us at a competitive disadvantage to the extent we are more highly leveraged than some of our competitors;

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  our debt could make it more difficult for us to satisfy our obligations under our credit facility, exposing us to the risk of default on our secured debt, which could result in a foreclosure on our assets, and in turn negatively affect our ability to operate as a going concern;

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  our failure to comply with the financial and other restrictive covenants in the documents governing our indebtedness could result in an event of default that, if not cured or waived, could harm our business or prospects and could result in our filing for bankruptcy; and

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  our debt may make us more vulnerable to a further downturn in the economy, our industry or our business.

        Our level of indebtedness increases the possibility that we may be unable to generate sufficient cash to pay when due the principal of, interest on or other amounts due in respect of our indebtedness. In addition, we may incur additional debt from time to time to finance strategic acquisitions, investments or for other purposes, subject to the restrictions contained in the documents governing our indebtedness. If we incur additional debt, the risks associated with our leverage, including our ability to service our debt, would increase. We cannot be certain that our earnings will be sufficient to allow us to pay principal and interest on our debt and meet our other obligations. If we do not have sufficient earnings, we may be required to refinance all or part of our existing debt, sell assets, borrow more money or sell more securities, none of which we can guarantee we will be able to do. Our ability to incur additional debt will be limited by the terms and conditions of the credit facility and the 11.5% notes of Interline New Jersey.

Despite our level of indebtedness, we may be able to incur substantially more debt. This could further exacerbate the risks described above.

        We may be able to incur significant additional indebtedness in the future. Although the indenture governing the 11.5% notes of Interline New Jersey and the credit agreement governing the credit facility of Interline New Jersey contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. Specifically, the indenture permits us to incur all the indebtedness provided for in our revolving loan facility. Furthermore, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness, as defined in the applicable agreement. To the extent new debt is added to our current debt levels, the substantial leverage risks described above would increase.

The terms of the credit facility of Interline New Jersey and the indenture governing the 11.5% notes of Interline New Jersey may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

        The credit facility and the indenture governing the 11.5% notes of Interline New Jersey contain, and any future indebtedness of ours or our subsidiaries would likely contain, a number of restrictive covenants that impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

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  incur additional debt;

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  pay dividends and make other restricted payments;

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  create liens;

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  make investments;

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  engage in sales of assets and subsidiary stock;

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  enter into sale and leaseback transactions;

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  enter into transactions with affiliates;

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  transfer all or substantially all of our assets or enter into merger or consolidation transactions; and

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  make capital expenditures.

        The credit facility of Interline New Jersey also requires us to maintain certain financial ratios, which become more restrictive over time. A failure by us to comply with the covenants or financial ratios contained in the credit facility could result in an event of default under the facility which could materially and adversely affect our operating results and our financial condition. In the event of any default under the credit facility, the lenders under the credit facility are not required to lend any additional amounts to us and could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, require us to apply all of our available cash to repay these borrowings or prevent us from making debt service payments on the 11.5% notes, any of which could result in an event of default under the 11.5% notes. If the indebtedness under the credit facility of Interline New Jersey or the 11.5% notes were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

        Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive, regulatory, and legislative and business factors, many of which are beyond our control. Our indebtedness under the credit facility bears interest at a variable rate.

        Historically, we have funded our debt service obligations and other capital requirements through internally generated cash flow and funds borrowed under our credit agreement. We expect our cash flow from operations and the loan availability under our credit agreement to be our primary sources of funds in the future. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have an adverse effect on our business, financial condition and results of operations.

Risks Relating to the Guarantees

Subsidiary guarantees may be unenforceable due to fraudulent conveyance statutes and, accordingly, you could have no claim against a subsidiary as guarantor of any of our or Interline New Jersey's debt securities.

        If any subsidiary guarantor of debt securities of Interline Brands or Interline New Jersey becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law a court may void or otherwise decline to enforce the subsidiary's guarantee. A court might do so if it found that when the subsidiary entered into its guarantee or, in some states, when payments became due under the guarantee, the subsidiary received less than reasonably equivalent value or fair consideration and either:

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  was or was rendered insolvent;

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  was left with inadequate capital to conduct its business; or

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  believed or reasonably should have believed that it would incur debts beyond its ability to pay.

        The court might also void a guarantee, without regard to the above factors, if the court found that the subsidiary guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors.

        A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its subsidiary guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the debt securities. If a court were to void a guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay our debt securities may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The test for determining solvency in these circumstances will depend on the law of the jurisdiction that is being applied. In general, a court would consider the subsidiary insolvent either if the sum of its existing debts exceed the fair value of all property, or if the present fair value of its assets is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, "debts" includes contingent and unliquidated debts.

        Even if a subsidiary guarantee were to contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be deemed a fraudulent transfer, such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

Risks Related to the Offering and Ownership of our Common Stock

Our stock price may be volatile and you may lose all or part of your investment.

        The market price of our common stock could fluctuate significantly, in which case you may not be able to resell your shares at or above the offering price at which we or the selling stockholders will sell our common stock. The market price of our common stock may fluctuate based on a number of factors in addition to those listed in this prospectus, including:

  •
  our operating performance and the performance of our competitors and other similar companies;

  •
  the public's reaction to our press releases, our other public announcements and our filings with the SEC;

  •
  changes in earnings estimates or recommendations by research analysts who track our common stock or the stocks of other companies in our industry;

  •
  changes in general economic conditions;

  •
  the number of shares to be publicly traded after each offering;

  •
  actions of our current stockholders, including sales of common stock by our directors and executive officers;

  •
  the arrival or departure of key personnel;

  •
  acquisitions, strategic alliances or joint ventures involving us or our competitors; and

  •
  other developments affecting us, our industry or our competitors.

        In addition, in recent years the stock market has experienced significant price and volume fluctuations. These fluctuations are often unrelated to the operating performance of particular companies. These broad market fluctuations may cause declines in the market price of our common stock. The price of our common stock could fluctuate based upon factors that have little or nothing to do with our company, and these fluctuations could materially reduce our stock price.

Future sales of shares could depress our stock price.

        Sales of a substantial number of shares of our common stock, or the perception that a large number of shares will be sold, could depress the market price of our common stock.

Our certificate of incorporation and by-laws contain provisions that may discourage a takeover attempt and limit the price that investors may be willing to pay in the future for shares of our common stock.

        Provisions contained in our certificate of incorporation and by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. Provisions of our certificate of incorporation and by-laws impose various procedural and other requirements, which could make it more difficult for stockholders to effect some corporate actions. For example, our certificate of incorporation authorizes our board of directors to determine the rights, preferences, privileges and restrictions of unissued series of preferred stock, without any vote or action by our stockholders. Thus our board of directors can authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock. These rights may have the effect of delaying or deterring a change of control of our company. In addition, a change of control of our company may be delayed or deferred as a result of our having three classes of directors. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. See "Description of Capital Stock of Interline Brands" for additional information on the anti-takeover measures applicable to us.

We have not historically paid, and do not presently intend to pay, cash dividends.

        We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends on our common stock in the foreseeable future. In addition, the debt instruments of Interline New Jersey limit its ability to pay dividends to us. We intend to retain earnings to finance operations and the expansion of our business. Therefore, any gains from your investment in our common stock must come from an increase in its market price.

FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus or in any prospectus supplement or incorporated by reference into this prospectus are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are subject to risks and uncertainties. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as "may," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, any prospectus supplement or our filings with the SEC, which are incorporated by reference into this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

  •
  material facilities and systems disruptions and shutdowns;

  •
  the highly competitive nature of the maintenance, repair and operations distribution industry;

  •
  economic slowdowns;

  •
  general market conditions;

  •
  our ability to purchase products from suppliers on favorable terms;

  •
  the length of our supply chains;

  •
  fluctuations in the cost of raw materials and fuel prices;

  •
  currency exchange rates;

  •
  the loss of significant customers;

  •
  our ability to accurately predict market trends;

  •
  product cost and price fluctuations due to market conditions;

  •
  failure to locate, acquire and successfully integrate acquisition candidates;

  •
  dependence on key employees;

  •
  our inability to protect trademarks;

  •
  adverse publicity and litigation;

  •
  our level of debt;

  •
  interest rate fluctuations;

  •
  future cash flows;

  •
  changes in consumer preferences;

  •
  labor and benefit costs; and

  •
  the other factors described under "Risk Factors" and elsewhere in this prospectus, and in any prospectus supplement incorporated by reference into this prospectus.

        You should keep in mind that any forward-looking statement made by us in this prospectus, in any prospectus supplement, in our filings with the SEC, which are incorporated by reference into this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus, in any prospectus supplement, in our filings with the SEC, which are incorporated by reference into this prospectus, or elsewhere might not occur. Notwithstanding the foregoing, all information contained in this prospectus is materially accurate as of the date of this prospectus.

USE OF PROCEEDS

        Unless otherwise stated in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by Interline Brands or Interline New Jersey for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness and financing of capital expenditures and acquisitions. We will not receive any proceeds from any sales of securities by the selling stockholders. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth Interline Brands' ratio of earnings to fixed changes and ratio of combined fixed charges and preference dividends to earnings for the periods indicated.

	Year Ended					Three Months Ended
	December 27, 2001	December 27, 2002	December 26, 2003	December 31, 2004	December 30, 2005	March 31, 2006
Ratio of earnings to fixed charges(1)	1.0	1.2	1.3	1.8	2.5	2.6
Ratio of earnings to combined fixed charges and preference dividends (or amount of deficiency of earnings available to cover the fixed charges and preference dividends, in thousands)(2)	(36,089)	(15,340)	(18,024)	1.0	2.5	2.6

(1)
For the purposes of calculating the ratio of earnings to fixed charges, earnings represent pretax income from continuing operations, plus fixed charges. Fixed charges consist of interest expense, plus discounts and capitalized expenses related to indebtedness, and our estimate of the interest within rental expense. Fixed charges exclude accrued dividends on the preferred stock of Interline New Jersey.

(2)
For purposes of computing the ratio of combined fixed changes and preference dividends to earnings, preference dividends consist of the pre-tax earnings that would be required to pay the accrued dividends on outstanding preferred stock of Interline New Jersey for each period. Since December 21, 2004, following a merger that occurred in connection with our initial public offering, all of the preferred stock of Interline New Jersey has been held by Interline Brands and is not included in preference dividends after such date.

DESCRIPTION OF CAPITAL STOCK OF INTERLINE BRANDS

        As of April 28, 2006, our authorized capital stock included 120,000,000 shares divided as follows: 20,000,000 shares of preferred stock, $0.01 par value per share, and 100,000,000 shares of common stock, $0.01 par value per share. At April 28, 2006, there were 32,204,192 shares of our common stock outstanding (excluding 16,477 shares held in treasury) and no shares of preferred stock outstanding.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. The common stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in our assets legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred Stock

        We are authorized to issue up to 20,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Delaware law and our certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders.

        Our board of directors is expressly authorized to fix or determine whether each series of shares of preferred stock:

  (a)
  may have such voting rights or powers, full or limited, if any;

  (b)
  may be subject to redemption at such time or times and at such prices, if any;

  (c)
  may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any;

  (d)
  may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, Interline Brands, if any;

  (e)
  may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of Interline Brands (or any other securities of Interline Brands or any other person) at such price or prices or at such rates of exchange and with such adjustments, if any;

  (f)
  may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any;

  (g)
  may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of Interline Brands or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Interline Brands or any subsidiary of, any outstanding shares of Interline Brands, if any;

  (h)
  may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any person or group of persons; and

  (i)
  may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in the certificate of designation or our board of directors resolution providing for the designation and issue of such shares of preferred stock.

        The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. That prospectus supplement may not restate the certificate of designation or board of directors resolution that establishes a particular series of preferred stock in its entirety. We urge you to read the certificate of designation or board of directors resolution because it, and not the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of designation or board of directors resolution will be filed with the Secretary of State of the Delaware and with the SEC.

        The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock. We have no current plan to issue any shares of preferred stock.

Certain Certificate of Incorporation, By-Law and Statutory Provisions

        The provisions of our certificate of incorporation and by-laws and of the Delaware General Corporation Law summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Directors' Liability; Indemnification of Directors and Officers

        Our certificate of incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except:

  •
  for any breach of the duty of loyalty;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law;

  •
  for liability under Section 174 of the Delaware General Corporation Law (relating to unlawful dividends, stock repurchases, or stock redemptions); or

  •
  for any transaction from which the director derived any improper personal benefit.

        This provision does not limit or eliminate our rights or those of any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The provisions will not alter the liability of directors under federal securities laws. In addition, our certificate of incorporation and by-laws provide that we indemnify each director and the officers, employees, and agents determined by our board of directors to the fullest extent provided by the laws of the State of Delaware.

Special Meetings of Stockholders

        Our by-laws provide that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board of directors. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting or to require that our board of directors request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

        Our certificate of incorporation provides that stockholders may not take action by written consent, but may only take action at duly called annual or special meetings. In addition, our by-laws establish advance notice procedures for:

  •
  stockholders to nominate candidates for election as a director; and

  •
  stockholders to propose topics at stockholders' meetings.

        Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year's annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year's annual meeting, or if no annual meeting was held in the preceding year or for the first annual meeting following our initial public offering, notice by the stockholder to be timely must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Amendment to Certain Certificate of Incorporation and By-Law Provisions

        Our certificate of incorporation provides that amendments to certain provisions of the certificate will require the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of our voting stock, namely: the provisions requiring a 66 2/3% stockholder vote for removal of directors; the provisions requiring a 66 2/3% stockholder vote for the amendment, repeal or adoption of certain of our by-law provisions (described below); the provisions requiring a 66 2/3% stockholder vote for the amendment of certain provisions of our certificate of incorporation; and the provisions prohibiting stockholder action by written consent except under certain circumstances.

        In addition, our certificate of incorporation and by-laws provide that our by-laws are subject to adoption, amendment or repeal either by (a) a majority of the members of our board of directors or (b) the affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our voting stock. The 66 2/3% vote will allow the holders of a minority of our voting securities to prevent the holders of a majority or more of our voting securities from amending our by-laws.

Election and Removal of Directors

        Our board of directors is divided into three classes of directors. Each class should consists, as nearly as possible, of one-third of the directors constituting the entire board of directors. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders.

        This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors.

        Our certificate of incorporation and by-laws do not provide for cumulative voting in the election of directors. Our directors may only be removed for cause, and only by the affirmative vote of holders of at least 66 2/3% of the outstanding shares of our voting stock.

Anti-Takeover Provisions of Delaware Law

        In general, Section 203 of the Delaware General Corporation Law prevents an interested stockholder (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) of a Delaware corporation from engaging in a business combination (as defined) for three years following the date that person became an interested stockholder unless various conditions are satisfied. Under our certificate of incorporation, we have opted out of the provisions of Section 203.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York.

DESCRIPTION OF DEPOSITARY SHARES OF INTERLINE BRANDS

        We may, at our option, elect to offer depositary shares representing a fractional share or multiple shares of our preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share or multiple shares of a particular series of preferred stock as described in the applicable prospectus supplement. The preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the depositary agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our preferred stock, see the descriptions in this prospectus under the heading "Description of Capital Stock of Interline Brands—Preferred Stock."

        The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

        The foregoing description of the terms of the depositary shares sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may be related. The foregoing summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the depositary agreement, including the form of depositary receipt, that will be filed with the SEC in connection with the offering of such depositary shares.

DESCRIPTION OF DEBT SECURITIES OF INTERLINE BRANDS

        We may issue senior or subordinated debt securities. The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture, and will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be issued under a subordinated debt indenture, and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of our senior indebtedness. We refer to our senior debt indenture and our subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement we filed with the SEC, of which this prospectus is a part. A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will, if not already included in the forms of indenture, be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

        We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

        The debt securities that may be offered under the indentures are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or in a supplement to the indenture relating to that series.

        The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

  •
  the title of the series of debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

  •
  the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which principal and premium, if any, on the debt securities will be payable;

  •
  the terms and conditions, if any, under which the debt securities may be converted into or exchanged for our common stock or other securities;

  •
  the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

  •
  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

  •
  any covenants to which Interline Brands may be subject with respect to the debt securities;

  •
  the place or places where the debt securities may be exchanged or transferred;

  •
  the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

  •
  the terms and conditions upon which we may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

  •
  if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

  •
  if we or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

  •
  if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

  •
  the applicability of the provisions described in "—Defeasance and Covenant Defeasance" below;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

  •
  the events of default;

  •
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

  •
  whether the debt securities shall have the benefit of any guarantee and, if so, the identity of the guarantor or guarantors and the terms and provisions applicable to any such guarantee;

  •
  any provisions relating to the satisfaction and discharge of the debt securities;

  •
  if we will issue the debt securities in whole or in part in the form of global securities; and

  •
  any other terms of the debt securities.

        The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." Original issue discount securities will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. We will describe any U.S. federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at our office or agency maintained for such purpose in New York and at any other office or agency maintained for that purpose. We will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

        All money paid by us to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to us, and thereafter the holder of the debt security may look only to us for payment of those amounts.

        In the event of any redemption, we will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities and Book-Entry System

        The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that we will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

        Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

        The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (all of which are subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        We will wire payments of principal, premium, if any, and interest to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. We will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global security.

        If we issue debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

        The information in this section concerning DTC and DTC's book entry system has been obtained from DTC.

Indentures

        Debt securities that will be senior debt will be issued under a senior indenture between us and The Bank of New York Trust Company, N.A., as trustee. We refer to that indenture, as it may be supplemented from time to time, as the "senior debt indenture". Debt securities that will be subordinated debt will be issued under a subordinated indenture between us and The Bank of New York Trust Company, N.A., as trustee. We refer to that indenture, as it may be supplemented from time to time, as the "subordinated debt indenture".

Subordination of Subordinated Debt Securities

        Any subordinated debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Interline Brands whether existing at the date of the subordinated debt indenture or subsequently incurred. Upon any payment or distribution of assets of Interline Brands to creditors upon any:

  •
  liquidation;

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  dissolution;

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  winding-up;

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  receivership;

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  reorganization;

  •
  assignment for the benefit of creditors;

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  marshaling of assets;

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  bankruptcy;

  •
  insolvency; or

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  debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Interline Brands;

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

        Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

        No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

  •
  there has occurred and is continuing a default in any payment with respect to Senior Debt; or

  •
  there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

        "Debt" means, with respect to any person:

  •
  every obligation of such person for money borrowed;

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  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

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  every obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities (or reimbursement obligations thereto) issued for the account of such person;

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  every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business in connection with the acquisition of goods or services;

  •
  every capital lease obligation of such person;

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  every obligation of others secured by a lien on any asset by such person;

  •
  every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise; and

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  every obligation for claims in respect of derivative products.

        "Senior Debt" means the principal of, and premium, if any, and interest on Debt of Interline Brands, whether created, incurred or assumed on, before or after the date of the subordinated debt indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu with the subordinated debt securities described herein.

        The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by Interline Brands.

        The subordinated debt securities may have additional or different subordination provisions as are set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

        We may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of our properties and assets to any person or group of affiliated persons unless:

  •
  we are the continuing corporation or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person to which all or substantially all our properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes our obligations under the debt securities and the relevant indenture; and

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  immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

        If we consolidate with or merge into any other corporation or entity or convey, transfer or lease all or substantially all of our property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for us, and may exercise our rights and powers under the indentures, and thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

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  default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

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  default in the payment of principal of, or premium on, any debt security of that series when due;

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  default in the deposit of any sinking fund payment on that series for five days after it becomes due;

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  failure to comply with any of our other agreements contained in the indenture for a period of 60 days after written notice to us in accordance with the terms of the indenture;

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  failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by us in excess of $50,000,000, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of our receiving written notice of the failure in accordance with the indenture;

  •
  certain events of bankruptcy, insolvency or reorganization; and

  •
  any other events of default specified in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to us, necessarily constitutes an event of default with respect to any other series of debt securities.

        In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

        If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require us to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind our obligation to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

        Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives security or indemnity satisfactory to it from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

        Each indenture requires us to furnish to the trustee annually a certificate as to our compliance with such indenture.

Satisfaction and Discharge

        We can discharge or defease our obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, we may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either (i) become due and payable, or (ii) are by their terms to become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense, of Interline Brands. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

        Each indenture permits us and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

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  to evidence the succession of another corporation or entity and the assumption of our covenants under such indenture and the debt securities;

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  to add to our covenants or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

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  to add guarantees or guarantors with respect to all or any series of the debt securities;

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  to secure any of the debt securities;

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  to cure any ambiguity, defect or inconsistency; and

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  for other purposes as described in each indenture.

        Each indenture also permits us and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

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  change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

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  reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the optional redemption or scheduled maturity of any debt security, or change the manner in which the amount of any of the foregoing is determined;

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  reduce the amount of principal payable upon acceleration of maturity;

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  change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

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  reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

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  modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

        The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, our compliance with some restrictive provisions of the indentures.

        We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the requisite holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

        Except as provided in the applicable prospectus supplement, we may elect either:

  •
  to be discharged from all our obligations in respect of debt securities of any series, except for our obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we refer to this discharge as "defeasance"); or

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  to be released from our obligations to comply with some restrictive covenants applicable to the debt securities of any series (we refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. We may establish such a trust only if, among other things, we have received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

        We may exercise the defeasance option with respect to debt securities notwithstanding our prior exercise of the covenant defeasance option. If we exercise the defeasance option, payment of the debt securities may not be accelerated because of a default. If we exercise the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Conversion or Exchange Rights

        The terms and conditions, if any, on which debt securities being offered are convertible into or exchangeable for our common stock or other securities will be set forth in an applicable prospectus supplement. Those terms will include the conversion or exchange price, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holder or us, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event that the debt securities are redeemed.

Regarding the Trustee

        The Bank of New York Trust Company, N.A. will serve as trustee under the senior debt indenture and the subordinated debt indenture. The Bank of New York Trust Company, N.A. serves as trustee under the indenture for the 11.5% notes of Interline New Jersey.

        Each indenture contains limitations on the rights of the trustee, should the trustee become our creditor, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS OF INTERLINE BRANDS

        Interline Brands may issue warrants for the purchase of debt securities, preferred stock, common stock or depositary shares. Warrants may be issued independently or together with debt securities, preferred stock, common stock or depositary shares offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Interline Brands and a bank or trust company, as warrant agent. The warrant agent will act solely as Interline Brands' agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

        The prospectus supplement relating to a particular issue of warrants will describe the specific terms of such warrants, including the following:

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  the title of such warrants;

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  the offering price for such warrants, if any;

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  the aggregate number of such warrants;

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  the designation and terms of the securities purchasable upon exercise of such warrants;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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  if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

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  the amount of securities purchasable upon exercise of a warrant and the price at which such amount of securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  whether the warrants represented by the warrant certificates or securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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  information with respect to book-entry procedures, if any;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of material U.S. federal income tax considerations;

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  the antidilution or adjustment provisions of such warrants, if any;

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  the redemption or call provisions, if any, applicable to such warrants; and

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  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS OF INTERLINE BRANDS

        We may issue purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a number or amount of debt securities, shares of our common stock, shares of our preferred stock or depositary shares, warrants or government securities at a future date or dates. The price per equity security and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula stated in the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured, secured or prefunded on some basis to be specified in the applicable prospectus supplement or other offering material.

        The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts and any applicable pledge or depository arrangements, including one or more of the following:

  •
  The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase our debt securities, common stock, preferred stock, depositary shares or warrants or the formula by which such amount shall be determined.

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  The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

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  The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

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  The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement. If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

  •
  Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

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  The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be our debt securities, preferred securities, common stock, depositary shares, warrants or government securities.

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  The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

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  The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates.

        The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

DESCRIPTION OF UNITS OF INTERLINE BRANDS

        As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units; and

  •
  whether the units will be issued in fully registered or global form.

DESCRIPTION OF DEBT SECURITIES OF INTERLINE NEW JERSEY

        Interline New Jersey may issue senior or subordinated debt securities. The senior debt securities will constitute part of its senior debt, will be issued under a senior debt indenture and will rank on a parity with all of its other unsecured and unsubordinated debt. The subordinated debt securities will be issued under its subordinated debt indenture and will be subordinate and junior in right of payment, as set forth in the subordinated debt indenture, to all of Interline New Jersey's senior indebtedness. Interline New Jersey refers to its senior debt indenture and its subordinated debt indenture individually as an "indenture" and collectively as the "indentures." The forms of the indentures are exhibits to the registration statement Interline New Jersey filed with the SEC, of which this prospectus is a part. A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will, if not already included in the forms of indenture, be filed with the SEC at the time of the offering and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

        Interline New Jersey has summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the applicable indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to particular sections or defined terms of the applicable indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

        The debt securities that may be offered under the indentures are not limited in aggregate principal amount. Interline New Jersey may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of Interline New Jersey's board of directors or in a supplement to the indenture relating to that series.

        The prospectus supplement, including any related pricing supplement, relating to any series of debt securities that Interline New Jersey may offer will state the price or prices at which the debt securities will be offered, and will contain the specific terms of that series. These terms may include the following:

  •
  the title of the series of debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities or any combination thereof;

  •
  the purchase price, denomination and any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which principal and premium, if any, on the debt securities will be payable;

  •
  the rate or rates at which the debt securities will bear interest, if any, or the method of calculating the rate or rates of interest, the date or dates from which interest will accrue or the method by which the date or dates will be determined, the dates on which interest will be payable, and any regular record date for payment of interest;

  •
  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

  •
  any covenant to which Interline New Jersey may be subject with respect to the debt securities;

  •
  the place or places where the debt securities may be exchanged or transferred;

  •
  the terms and conditions upon which Interline New Jersey may redeem the debt securities, in whole or in part, at our option;

  •
  the terms and conditions upon which Interline New Jersey may be obligated to redeem or purchase the debt securities under any sinking fund or similar provisions or upon the happening of a specified event or at the option of a holder;

  •
  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

  •
  if other than U.S. dollars, the currency or currencies, including the currency unit or units, in which payments of principal of, premium, if any, and interest on the debt securities will or may be payable, or in which the debt securities shall be denominated, and any particular related provisions;

  •
  if Interline New Jersey or a holder may elect that payments of principal of, premium, if any, or interest on the debt securities be made in a currency or currencies, including currency unit or units, other than that in which the debt securities are denominated or designated to be payable, the currency or currencies in which such payments are to be made, including the terms and conditions applicable to any payments and the manner in which the exchange rate with respect to such payments will be determined, and any particular related provisions;

  •
  if the amount of payments of principal of, premium, if any, and interest on debt securities are determined with reference to an index, formula or other method, which may be based, without limitation, on a currency or currencies other than that in which the debt securities are denominated or designated to be payable, the index, formula or other method by which the amounts will be determined;

  •
  if other than the full principal amount, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of maturity;

  •
  the applicability of the provisions described in "—Defeasance and Covenant Defeasance" below;

  •
  whether the subordination provisions summarized below or different subordination provisions will apply to any debt securities that are subordinated debt securities;

  •
  the events of default;

  •
  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

  •
  whether the debt securities shall have the benefits of any guarantee and, if so, the identity of the guarantor or guarantors and the terms and provisions applicable to any such guarantee;

  •
  any provisions relating to the satisfaction and discharge of the debt securities;

  •
  if Interline New Jersey will issue the debt securities in whole or in part in the form of global securities; and

  •
  any other terms of the debt securities.

        The debt securities may be offered and sold at a substantial discount below their stated principal amount and may be "original issue discount securities." Original issue discount securities will bear no interest or interest at a rate below the prevailing market rate at the time of issuance. In addition, less than the entire principal amount of these securities will be payable upon declaration of acceleration of their maturity. Interline New Jersey will describe any U.S. federal income tax consequences and other special considerations applicable to any such original issue discount securities in the applicable prospectus supplement.

Exchange, Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the exchange of and the transfer of debt securities will be registrable, at the office or agency maintained by Interline New Jersey for such purpose in New York and at any other office or agency maintained for that purpose. Interline New Jersey will issue the debt securities in denominations of $1,000 or integral multiples of $1,000. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange of the debt securities, but Interline New Jersey may require payment of a sum sufficient to cover any tax or other governmental charge imposed because of the transactions.

        All money paid by Interline New Jersey to a paying agent for the payment of principal of, premium, if any, or interest on any debt security which remains unclaimed for one year after the principal, premium or interest has become due and payable may be repaid to Interline New Jersey, and thereafter the holder of the debt security may look only to Interline New Jersey for payment of those amounts.

        In the event of any redemption, Interline New Jersey will not be required to (a) issue, register the transfer of or exchange the debt securities of any series during a period beginning 15 days before the mailing of a notice of redemption of debt securities of that series to be redeemed and ending on the date of the mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Global Debt Securities and Book-Entry System

        The following provisions will apply to the debt securities of any series if the prospectus supplement relating to such series so indicates.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities of that series will be issued in book-entry form and will be represented by one or more global securities registered in the name of The Depository Trust Company, New York, or its nominee. This means that Interline New Jersey will not issue certificates to each holder. Each global security will be issued to DTC, which will keep a computerized record of its participants, such as your broker, whose clients have purchased debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificate, a global security may not be transferred, except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

        Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. If you are not a participant in DTC, you may beneficially own debt securities held by DTC only through a participant.

        The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds the securities that its participants deposit. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The rules that apply to DTC and its participants are on file with the SEC.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a participant.

        DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (all of which are subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

        Interline New Jersey will wire payments of principal, premium, if any, and interest to DTC's nominee. Interline New Jersey and the trustee will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, Interline New Jersey, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or Interline New Jersey.

        So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Owners of beneficial interests in a global security (a) will not be entitled to have the debt securities represented by that global security registered in their names, (b) will not receive or be entitled to receive physical delivery of the debt securities in definitive form, and (c) will not be considered the owners or holders of the debt securities under the indenture. Interline New Jersey will issue debt securities of any series then represented by global securities in definitive form in exchange for those global securities if:

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  DTC notifies Interline New Jersey that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by Interline New Jersey within 90 days; or

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  Interline New Jersey determines not to require all of the debt securities of a series to be represented by a global security.

        If Interline New Jersey issues debt securities in definitive form in exchange for a global security, an owner of a beneficial interest in the global security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of those debt securities in definitive form. Debt securities issued in definitive form will, except as set forth in the applicable prospectus supplement, be issued in denominations of $1,000 and any multiple of $1,000 and will be issued in registered form only, without coupons.

        The information in this section concerning DTC and DTC's book entry system has been obtained from DTC.

Indentures

        Debt securities that will be senior debt will be issued under a senior indenture between us and The Bank of New York Trust Company, N.A., as trustee. We refer to that indenture, as it may be supplemented from time to time, as the "Interline New Jersey senior debt indenture". Debt securities that will be subordinated debt will be issued under a subordinated indenture between Interline New Jersey and The Bank of New York Trust Company, N.A., as trustee. We refer to that indenture, as it may be supplemented from time to time, as the "Interline New Jersey subordinated debt indenture".

Subordination of Subordinated Debt Securities

        Any subordinated debt securities issued under the Interline New Jersey subordinated debt indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Interline New Jersey whether existing at the date of the Interline New Jersey subordinated debt indenture or subsequently incurred. Upon any payment or distribution of assets of Interline New Jersey to creditors upon any:

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  liquidation;

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  dissolution;

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  winding-up;

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  receivership;

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  reorganization;

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  assignment for the benefit of creditors;

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  marshaling of assets;

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  bankruptcy;

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  insolvency; or

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  debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Interline New Jersey;

the holders of Senior Debt will first be entitled to receive payment in full of the principal of and premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities.

        Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal (including redemption payments), or premium, if any, or interest on the subordinated debt securities.

        No payments on account of principal (including redemption payments), or premium, if any, or interest, in respect of the subordinated debt securities may be made if:

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  there has occurred and is continuing a default in any payment with respect to Senior Debt; or

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  there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof.

        "Debt" means, with respect to any person:

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  every obligation of such person for money borrowed;

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  every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

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  every obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities (or reimbursement obligations thereto) issued for the account of such person;

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  every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business in connection with the acquisition of goods or services;

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  every capital lease obligation of such person;

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  every obligation of others secured by a lien on any asset by such person;

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  every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise; and

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  every obligation for claims in respect of derivative products.

        "Senior Debt" means the principal of, and premium, if any, and interest on Debt of Interline New Jersey, whether created, incurred or assumed on, before or after the date of the subordinated debt indenture, unless the instrument creating or evidencing the Debt provides that such Debt is subordinated to or pari passu with the subordinated debt securities described herein.

        The indentures will place no limitation on the amount of additional Senior Debt that may be incurred by Interline New Jersey.

        The subordinated debt securities may have additional or different subordination provisions as are set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

        Interline New Jersey may not consolidate or merge with or into any other person, including any other entity, or convey, transfer or lease all or substantially all of its properties and assets to any person or group of affiliated persons unless:

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  Interline New Jersey is the continuing corporation or the person, if other than Interline New Jersey, formed by such consolidation or with which or into which Interline New Jersey is merged or the person to which all or substantially all its properties and assets are conveyed, transferred or leased is a corporation or other entity organized and existing under the laws of the United States, any of its States or the District of Columbia and expressly assumes Interline New Jersey's obligations under the debt securities and the relevant indenture; and

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  immediately after giving effect to the transaction, there is no default and no event of default under the relevant indenture.

        If Interline New Jersey consolidates with or merges into any other corporation or entity or conveys, transfers or leases all or substantially all of its property and assets as described in the preceding paragraph, the successor corporation or entity shall succeed to and be substituted for Interline New Jersey, and may exercise its rights and powers under the indentures, and thereafter, except in the case of a lease, Interline New Jersey will be relieved of all obligations and covenants under the indentures and all outstanding debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, "events of default" under each indenture with respect to debt securities of any series will include:

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  default in the payment of interest on any debt security of that series when due that continues for a period of 30 days;

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  default in the payment of principal of, or premium on, any debt security of that series when due;

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  default in the deposit of any sinking fund payment on that series for five days after it becomes due;

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  failure to comply with any of Interline New Jersey's other agreements contained in the indenture for a period of 60 days after written notice to Interline New Jersey in accordance with the terms of the indenture;

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  failure to pay when due the principal of, or acceleration of, any indebtedness for money borrowed by Interline New Jersey in excess of $50,000,000, if the indebtedness is not discharged, or the acceleration is not annulled, within 30 days of Interline New Jersey's receiving written notice of the failure in accordance with the indenture;

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  certain events of bankruptcy, insolvency or reorganization; and

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  any other events of default specified in the applicable prospectus supplement.

        No event of default with respect to a particular series of debt securities, except as to certain events involving bankruptcy, insolvency or reorganization with respect to Interline New Jersey, necessarily constitutes an event of default with respect to any other series of debt securities.

        In general, each indenture obligates the trustee to give notice of a default with respect to a series of debt securities to the holders of that series. The trustee may withhold notice of any default, except a default in payment on any debt security, if the trustee determines it is in the best interest of the holders of that series to do so.

        If there is a continuing event of default, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of an affected series may require Interline New Jersey to repay immediately the unpaid principal, or if the debt securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of and interest on all debt securities of that series. Subject to certain conditions, the holders of a majority in principal amount of the debt securities of a series may rescind the obligation of Interline New Jersey to accelerate repayment and may waive past defaults, except a default in payment of the principal of and premium, if any, and interest on any debt security of that series and some covenant defaults under the terms of that series.

        Under the terms of each indenture, the trustee may refuse to enforce the indenture or the debt securities unless it first receives security or indemnity satisfactory to it from the holders of debt securities. Subject to limitations specified in each indenture, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to each indenture or for the appointment of a receiver or trustee, or for any other remedy under each indenture except as set forth in the applicable prospectus supplement.

        Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on the debt security on or after the due dates expressed in the debt security and to institute suit for the enforcement of any such payment.

        Each indenture requires Interline New Jersey to furnish to the trustee annually a certificate as to its compliance with such indenture.

Satisfaction and Discharge

        Interline New Jersey can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

        Unless otherwise provided in the applicable prospectus supplement, Interline New Jersey may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either (i) become due and payable, or (ii) are by their terms to become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense, of Interline New Jersey. Interline New Jersey may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Modification of the Indentures

        Each indenture permits Interline New Jersey and the relevant trustee to amend the indenture without the consent of the holders of any of the debt securities:

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  to evidence the succession of another corporation or entity and the assumption of Interline New Jersey's covenants under such indenture and the debt securities;

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  to add to the covenants of Interline New Jersey under such indenture or to the events of default or to make certain other changes which would not adversely affect in any material respect the holder of any outstanding debt securities;

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  to add guarantees or guarantors with respect to all or any series of the debt securities;

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  to secure any of the debt securities;

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  to cure any ambiguity, defect or inconsistency; and

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  for other purposes as described in each indenture.

        Each indenture also permits Interline New Jersey and the trustee, with the consent of the holders of a majority in principal amount of the debt securities of each series affected by the amendment, with each such series voting as a class, to add any provisions to or change or eliminate any of the provisions of such indenture or any supplemental indenture or to modify the rights of the holders of debt securities of each series, provided, however, that, without the consent of the holder of each debt security so affected, no such amendment may:

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  change the maturity of the principal of or premium, if any, or any installment of principal or interest on any debt security;

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  reduce the principal amount of any debt security, or the rate of interest or any premium payable upon the optional redemption or scheduled maturity of any debt security, or change the manner in which the amount of any of the foregoing is determined;

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  reduce the amount of principal payable upon acceleration of maturity;

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  change the place of payment where, or the currency or currency unit in which, any debt security or any premium or interest on the debt security is payable;

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  reduce the percentage in principal amount of affected debt securities the consent of whose holders is required for amendment of the indenture or for waiver of compliance with some provisions of the indenture or for waiver of some defaults; or

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  modify the provisions relating to waiver of some defaults or any of the provisions relating to amendment of the indenture except to increase the percentage required for consent or to provide that some other provisions of the indenture may not be modified or waived.

        The holders of a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive, insofar as is applicable to that series, Interline New Jersey's compliance with some restrictive provisions of the indentures.

        Interline New Jersey may not amend the Interline New Jersey subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities in a manner adverse to the holders of senior indebtedness without the written consent of the requisite holders of senior indebtedness then outstanding under the terms of such senior indebtedness.

Defeasance and Covenant Defeasance

        Except as provided in the applicable prospectus supplement, Interline New Jersey may elect either:

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  to be discharged from all the obligations of Interline New Jersey in respect of debt securities of any series, except for its obligations to register the transfer or exchange of debt securities, to replace temporary, destroyed, stolen, lost or mutilated debt securities, to maintain paying agencies and to hold monies for payment in trust (we refer to this discharge as "defeasance"); or

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  to be released from the obligations of Interline New Jersey to comply with some restrictive covenants applicable to the debt securities of any series (we refer to this release as "covenant defeasance");

in either case upon the deposit with the trustee, or other qualifying trustee, in trust, of money and/or U.S. government obligations which will provide money sufficient to pay all principal of and any premium and interest on the debt securities of that series when due. Interline New Jersey may establish such a trust only if, among other things, it has received an opinion of counsel to the effect that the holders of debt securities of the series (a) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance or covenant defeasance and (b) will be subject to federal income tax on the same amounts, and in the same manner and at the same times as would have been the case if the deposit, defeasance or covenant defeasance had not occurred. The opinion, in the case of defeasance under the first bullet point above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws occurring after the date of the relevant indenture.

        Interline New Jersey may exercise the defeasance option with respect to debt securities notwithstanding its prior exercise of the covenant defeasance option. If Interline New Jersey exercises the defeasance option, payment of the debt securities may not be accelerated because of a default. If Interline New Jersey exercises the covenant defeasance option, payment of the debt securities may not be accelerated by reason of a default with respect to the covenants to which covenant defeasance is applicable. However, if the acceleration were to occur by reason of another default, the realizable value at the acceleration date of the money and U.S. government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Regarding the Trustee

        The Bank of New York Trust Company, N.A. will serve as trustee under the Interline New Jersey senior debt indenture and the Interline New Jersey subordinated debt indenture. The Bank of New York Trust Company, N.A. serves as trustee under the indenture for the 11.5% notes of Interline New Jersey.

        Each indenture contains limitations on the rights of the trustee, should the trustee become the creditor of Interline New Jersey, to obtain payment of claims in some cases, or to realize on specified property received in respect of these claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with Interline New Jersey and its affiliates, provided, however, that if it acquires any conflicting interest as described under the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

DESCRIPTION OF GUARANTEES

        Interline Brands will fully and unconditionally guarantee the obligations of Interline New Jersey relating to its debt securities issued under this prospectus.

        Interline New Jersey may from time to time guarantee the obligations of Interline Brands relating to any non-convertible debt securities issued under this prospectus.

        Certain of the direct and indirect wholly-owned subsidiaries of Interline Brands may guarantee the obligations of Interline Brands and/or Interline New Jersey relating to any non-convertible debt securities of either of them issued under this prospectus.

        The specific terms and provisions of each guarantee, including any provisions relating to the subordination of any guarantee, will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

PLAN OF DISTRIBUTION

        We or the selling stockholders may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

        Sales of shares of common stock and other securities offered under this prospectus also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the shares (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the New York Stock Exchange (or such other stock exchange or automated quotation system on which the common stock is listed), subject to official notice of issuance.

        The selling stockholders might not sell any securities under this prospectus. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters relating to the validity of the securities offered in this prospectus will be passed upon for Interline Brands and Interline New Jersey by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Paul, Weiss, Rifkind, Wharton & Garrison LLP has represented Parthenon Capital and certain of its affiliates, which in the aggregate beneficially own more than five percent of Interline Brands' outstanding common stock, from time to time, and certain members of such firm own an indirect interest in J&R Founders Fund, an affiliate of Parthenon Capital and a stockholder of Interline Brands. Certain legal matters will be passed upon for the underwriters, if any, by the counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Annual Report on Form 10-K of Interline Brands have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INTERLINE BRANDS, INC.
a Delaware corporation

Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants,
Guarantees, Purchase Contracts and Units

INTERLINE BRANDS, INC.
a New Jersey corporation
and a wholly-owned subsidiary of Interline Brands

Debt Securities and Guarantees

Prospectus

May 24, 2006

$175,000,000

% Senior Subordinated Notes due 2016

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
LEHMAN BROTHERS

JPMORGAN

CREDIT SUISSE

BANC OF AMERICA SECURITIES LLC

SUNTRUST ROBINSON HUMPHREY

WACHOVIA SECURITIES

QuickLinks

TABLE OF CONTENTS Prospectus Supplement
ABOUT THIS PROSPECTUS SUPPLEMENT
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
FORWARD-LOOKING STATEMENTS
MARKET AND INDUSTRY DATA
SUMMARY
Business
The Issuer
The Transactions
Competitive Strengths
Strategy
Industry and Market Overview
The Offering
Risk Factors
Corporate Information
Summary Historical Consolidated Financial Data
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF INDEBTEDNESS
DESCRIPTION OF THE NOTES
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
THE COMPANIES
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
DESCRIPTION OF CAPITAL STOCK OF INTERLINE BRANDS
DESCRIPTION OF DEPOSITARY SHARES OF INTERLINE BRANDS
DESCRIPTION OF DEBT SECURITIES OF INTERLINE BRANDS
DESCRIPTION OF WARRANTS OF INTERLINE BRANDS
DESCRIPTION OF PURCHASE CONTRACTS OF INTERLINE BRANDS
DESCRIPTION OF UNITS OF INTERLINE BRANDS
DESCRIPTION OF DEBT SECURITIES OF INTERLINE NEW JERSEY
DESCRIPTION OF GUARANTEES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS